Exhibit 10.1

Execution Version

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

ACQUISITION, LICENSING, DEVELOPMENT AND SUPPLY AGREEMENT

THIS ACQUISITION, LICENSING, DEVELOPMENT AND SUPPLY AGREEMENT (this “Agreement”), is made and entered into as of this 22nd day of June, 2008 (the “Signing Date”), by and among GTC Biotherapeutics, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (“GTC”), ATIII LLC, a limited liability company organized under the laws of the State of Delaware and a direct wholly-owned subsidiary of GTC (“ATIII LLC”), and Ovation Pharmaceuticals, Inc., a corporation organized under the laws of the State of Illinois (“Ovation”). GTC, ATIII LLC and Ovation may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, GTC is developing the Product (as defined in Article 1) for the Territory (as defined in Article 1);

WHEREAS, Ovation has substantial knowledge, experience and expertise in developing, marketing and selling pharmaceutical and biologic products in the Territory;

WHEREAS, on and subject to the terms and conditions set forth herein, GTC desires to sell, transfer, assign, convey and exclusively license, as the case may be, to Ovation, and Ovation desires to acquire and exclusively license, as the case may be, from GTC, all of GTC’s right, title and interest in and to the Product in, for and with respect to the Territory;

WHEREAS, GTC enjoys the full right, title and interest in and to the GTC Intellectual Property Rights, Trademarks, Technical Information and Other Product Assets (each as defined in Article 1), or valid licenses thereto, as applicable;

WHEREAS, on and subject to the terms and conditions set forth herein, GTC desires to sell, transfer, assign and convey to Ovation, and Ovation desires to acquire from GTC, (i) all right, title and interest of GTC in, under or with respect to the Product BB-IND’s, the Product BLA’s or other Registrations and the Orphan Drug Designations (each as defined in Article 1) (with such Product BB-IND’s, Product BLA’s and other Product Registrations to be formally transferred to Ovation, at Ovation’s option, at a later date as provided for in Section 5.2 of this Agreement), (ii) those GTC Intellectual Property Rights and Trademarks (and, with respect to such Trademarks, the good will appurtenant thereto) that are listed on Schedule 1 hereto and (iii) the Ovation Herd and Purchased Material (each as defined in Article 1) (collectively, the “Purchased Property”).

WHEREAS, on and subject to the terms and conditions set forth herein, GTC desires to grant to Ovation, and Ovation desires to accept from GTC, an exclusive license or sublicense, as the case may be (even as to GTC), in and for the Territory with respect to all GTC Intellectual Property Rights, Trademarks, Technical Information and the Other Product Assets which are not included in the Purchased Property (collectively, the “Licensed Property”).

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

WHEREAS, on and subject to the terms and conditions set forth herein, GTC desires to be the sole supplier to Ovation for the Product in the Territory on an exclusive basis (even as to GTC), and Ovation desires to accept such appointment as the sole recipient of GTC’s supply of the Product in the Territory and to purchase the Product for the Territory solely from GTC, provided that GTC has the capability to provide the Product in accordance with the terms of this Agreement, the Supply Agreement and the Quality Agreement;

WHEREAS, GTC entered into that certain Licensing and Supply Agreement, dated as of October 31, 2005 and as in full force and effect as of the Signing Date (the “LEO Agreement”), by and among GTC, ATIII LLC and LEO Pharma A/S (“LEO”), pursuant to which LEO acquired an exclusive license with respect to the Product in certain countries outside of the Territory; and

WHEREAS, on and subject to the terms and conditions set forth herein, the Parties intend to cooperate in the development of the Product for the Territory for the Indications (as defined in Article 1) set forth herein through clinical trials, regulatory approval, manufacturing, sales and marketing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual terms, conditions and agreements set forth herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the singular includes the plural and the plural includes the singular, wherever so required by fact or context. Titles used in the Articles hereof shall be only for convenience and shall not be regarded as part of this Agreement. “Schedule” shall mean any schedule to this Agreement, each of them being made a part hereof. As used in this Agreement, and unless otherwise provided, the following terms shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement. Any reference to the term “Agreement” contained in this Agreement shall mean and include this Agreement and all exhibits and schedules thereto.

Any reference in this Agreement to GTC shall also be deemed to include a reference to ATIII LLC, and a reference to ATIII LLC in this Agreement shall also be deemed to include a reference to GTC, as the two Parties shall be treated as one legal entity in all aspects for purposes of this Agreement. GTC and ATIII LLC agree and acknowledge that for the term of this Agreement, ATIII LLC shall remain a wholly-owned direct subsidiary of GTC, unless Ovation gives its prior written consent otherwise.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“Additional Indication” means any indication for the Product other than the HD Indication, the HR Indication or the DIC/Sepsis Indication for which the Parties develop the Product for use in the Territory or seek Approval for the Product in the Territory.

“Adverse Event” shall mean any untoward medical occurrence in a patient administered a medicinal product and which does not necessarily have to have a causal relationship with this treatment as per the applicable FDA or ICH guidelines, including, without limitation, any unfavorable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product.

“Adverse Drug Reaction” shall mean noxious and unintended responses to a medicinal product, as established by national and/or regional regulations, guidance, and practices.

“Affiliate(s)” shall mean with respect to any Party, any corporation, partnership or other business entity that controls, is controlled by, or is under common control with such Party. A corporation, partnership or other entity shall be regarded as in control of another corporation, partnership or entity if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock or other ownership interest of the other corporation, partnership or entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation, partnership or other entity or the power to elect or appoint at least fifty percent (50%) of the members of the governing body of the corporation, partnership or other entity. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Laws” means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations, orders and decrees of all applicable governmental authorities in the applicable territory, jurisdiction or region.

“Approval” means receipt of Regulatory Approval of a BLA or other Registration for the Product from the FDA for a certain Indication.

“BB-IND” means a biologic Investigational New Drug Application filed with the FDA with respect to the Product for the Territory.

“Best Efforts” shall mean the level of effort which, consistent with the exercise of prudent scientific and reasonable business judgment, is diligently applied by the relevant Party to its other therapeutic products at a similar stage of development and with similar commercial potential.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“BLA” means a Biologic License Application filed with the FDA after completion of human clinical trials to obtain marketing approval for the Product for the Territory.

“Business Day” means any day other than Saturday, Sunday or a day which banking institutions in the State of Illinois or the Commonwealth of Massachusetts are permitted or obligated by law to close.

“cGMP” means the regulatory requirements for current good manufacturing practices promulgated by the FDA or other applicable Regulatory Authority.

“Commercial Sale” means any commercial arms-length Sale of Product by Ovation or any of its Affiliates or sublicensees to a Third Party (other than in any non-commercial patient use or in connection with clinical trials, compassionate use or patient assistance programs or sampling or free goods programs) following Approval and, as applicable, Reimbursement Approval of the Product in the Territory.

“Cost of Goods” means ************.

“CTD” means the Common Technical Document format (as defined by the ICH and adopted by the FDA) used to prepare an application to be filed with the FDA or other applicable Regulatory Authority in the Territory after completion of human clinical trials to obtain Approval in the Territory.

“DIC/Sepsis Indication” means use of the Product for the treatment and/or prevention of Disseminated Intravascular Coagulation (“DIC”) associated with Sepsis.

“Event of Default” means any failure of a Defaulting Party (as defined below) to cure any breach of or default under any material covenant (including failure to perform) or agreement contained in this Agreement within a period of ************ after receipt by the Defaulting Party of notice of such breach or default from the other Party. “Defaulting Party” shall mean the Party to which such an event relates.

“FDA” means the United States Food and Drug Administration or any successor agency with responsibilities comparable to the United States Food and Drug Administration.

“Field” means all therapeutic, diagnostic, prophylactic and monitoring applications of the Product in humans, including, without limitation, for (a) the HD Indication, (b) the HR Indication (unless Ovation elects not to pursue the HR Indication pursuant to Section 6.1(a)(i)), (c) the DIC/Sepsis Indication (unless Ovation elects not to pursue the DIC/Sepsis Indication pursuant to Section 6.2(a)(i)) and (d) any Additional Indication (unless Ovation elects not to exercise its right of first refusal with respect to such Additional Indication pursuant to Section 6.3).

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“GTC Intellectual Property Rights” means those patents, patent applications and licensed or sublicensed rights relating to the Territory which are necessary to achieve the objectives of the Program for the purposes of this Agreement (including, without limitation, those set forth on Schedule 2 hereto) including, but not limited to, Patent Rights, divisional applications, continuation applications, continuation-in-part applications and any patent issued on said applications and any reissues, extensions or Supplementary Protection Certificates granted on such patents.

“GTC’s Knowledge” means the actual knowledge of any senior executive of GTC or ATIII LLC with operational responsibility, and the persons who report directly to such person, who would reasonably be expected to know of the subject matter of the applicable representation or warranty in the ordinary course of his/her employment with GTC and/or ATIII LLC, as applicable.

“HD Indication” means use of the Product as indicated for the prevention of peri-operative and peri-partum thromboembolic events, as well as the treatment of such events, in hereditary antithrombin deficient patients.

“Herd Management Agreement” means the Herd Management Agreement to be negotiated by the Parties prior to the Closing and attached hereto as Exhibit D.

“HR Indication” means use of the Product as indicated in patients with heparin resistance (meaning an inadequate response to heparin treatment which does not result in a medically acceptable activated clotting time) to enable surgery requiring cardiopulmonary bypass or in other clinical situations requiring management of activated clotting time.

“ICH” means the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.

“Indication” means the HD Indication, the HR Indication, the DIC/Sepsis Indication or any Additional Indication.

“Insolvency Event” means: (i) filing a petition in voluntary bankruptcy or making an assignment for the benefit of creditors or consenting to the appointment of a receiver of all or any substantial part of the property of a Party, or filing a petition to take advantage of any debtors act; (ii) the commencement against a Party of any case, proceeding or other action seeking the adjudication of such Party as bankrupt by a court of competent jurisdiction or the appointment by such a court of a trustee or receiver or receivers of such Party or of all or any substantial part of the property of such Party upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditors suit, which case, proceeding or other action is not dismissed within sixty (60) days after its commencement; or (iii) any event or act analogous to any of these.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“Invention” means any invention conceived and reduced to practice (either actually or constructively) by GTC, Ovation or GTC and Ovation jointly during the course of conducting the development activities contemplated by this Agreement during the Term (whether or not such inventions are patentable) which is necessary or useful to discover, develop, make, use or sell the Product in the Field and in the Territory, and all Patent Rights and other intellectual property rights associated with the Invention

“Launch Commercialization Plan” means the marketing, sales and distribution plan developed by Ovation’s Sales, Marketing and Medical Affairs Departments for the initial commercialization of the Product for the HD Indication.

“Licensed Intellectual Property” means that GTC Intellectual Property which is included in the Licensed Property.

“Licensed Patent Rights” means those Patent Rights which are included in the Licensed Property.

“Licensed Trademarks” means those Trademarks which are included in the Licensed Property.

“MedDRA” means the Medical Dictionary for Regulatory Activities Terminology developed under the auspices of ICH.

“Net Sales” means the gross invoiced Commercial Sales of Ovation, or its Affiliates or sublicensees within the Territory of the Product billed to Third Party customers less, to the extent such amounts are included in the gross invoiced sales price, the actual amount of: (i) freight and insurance costs incurred in transporting such Product to such customers; (ii) quantity, cash and other trade discounts actually allowed and taken; (iii) customs duties, surcharges and taxes and other governmental charges incurred in connection with the exportation or importation of such Product in final form; (iv) amounts repaid or credited by reason of returns or rejections (due to Product spoilage, damage, expiration or useful life or otherwise) or retroactive price reductions; (v) amounts incurred resulting from governmental mandated rebate or discount programs; and (vi) Third Party rebates and charge backs actually allowed and taken, including, without limitation, hospital buying group charge backs, hospital buying group/group purchasing organization administration fees or managed care organization rebates.

“Orphan Drug Designations” means the Orphan Drug Designations granted by the FDA for the Product for the HD Indication and the HR Indication.

“Other Product Assets” means any assets or properties owned, held or licensed by GTC relating to the Product necessary or appropriate to achieve the objectives of the Program and the purposes of this Agreement.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“Ovation Herd” means the herd of ************ genotypically qualified transgenic animals and their descendants used for development and manufacture of the Product to be developed and maintained by GTC pursuant to the Herd Management Agreement.

“Patent Rights” means: (a) an unexpired patent the claims of which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period (excluding a writ of certiorari to the U.S. Supreme Court), including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof, and including any and all embodiments of the claims of such unexpired patent; and (b) pending patent applications, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional, continuation-in-part or any like filing thereof.

“Pharmacovigilance Procedures Agreement” means the Pharmacovigilance Procedures Agreement to be negotiated by the Parties prior to the Effective Date and attached hereto as Exhibit A (which agreement shall include, among other things, terms and conditions consistent with the pharmacovigilance principles set forth on Schedule 6 attached hereto).

“Positive Opinion” shall mean an opinion by ************ of the members of the Advisory Committee with respect to the BLA for the HD Indication that the Advisory Committee would grant Approval for the HD Indication without material restrictions or commitments.

“Product” shall mean released and accepted finished product or partially finished product (as defined in the Supply Agreement) that is a pharmaceutical preparation for human use incorporating ************ as its active pharmaceutical ingredient.

“Program” means the marketing, sales, manufacturing, distribution and clinical development activities related to the Product with respect to the Territory which are described in this Agreement.

“Purchased Intellectual Property” means the GTC Intellectual Property (including, without limitation, the Purchased Patent Rights) which is included in the Purchased Property.

“Purchased Patent Rights” means those Patent Rights which are included in the Purchased Property.

“Purchased Material” means reasonable quantities of frozen semen and frozen source material (i.e., milk containing the recombinant form of ATryn) which are required to manufacture the Product pursuant to the Specifications, the cGMP and the BLA(s).

“Purchased Trademarks” means those Trademarks which are included in the Purchased Property.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“Quality Agreement” means the Quality Agreement to be negotiated by the Parties prior to the Closing and attached hereto as Exhibit B

“Registration” means a marketing authorization application or similar application (other than a BLA) filed with a Regulatory Authority in the Territory after completion of human clinical trials to obtain marketing approval for the Product in the Territory.

“Regulatory Approval” means receipt of a license from a Regulatory Authority to sell the Product in the Territory following review of a BLA or other Registration or for revision of a BLA or other Registration for any Product issued by any Regulatory Authority in the Territory that is required for the commercial sale of such Product in the Territory. Regulatory Approval shall not include Reimbursement Approval.

“Regulatory Authority” means any federal or state regulatory authority in the Territory with responsibility for approving the Product for sale in and throughout the Territory, including, without limitation, the FDA.

“Reimbursement Approval” means, if applicable, the approval of the Reimbursement Price for any Product as established by a Reimbursement Authority in the Territory. Reimbursement Approval shall not include Regulatory Approval.

“Reimbursement Authority” means any regulatory authority in the Territory (if applicable) with responsibility for setting the Reimbursement Price within the Territory.

“Reimbursement Price” means the reimbursement price, if applicable, for the Product established, approved and as modified from time to time by the Reimbursement Authority in the Territory.

“Responses to Medicinal Product” means that a causal relationship between a medicinal product and an adverse event is at least a reasonable possibility (as per ICH guideline E2A). A reaction, in contrast to an event, is characterized by the fact that a causal relationship between the drug and the occurrence is suspected. For regulatory reporting purposes, if an event is spontaneously reported, even if the relationship is unknown or unstated, it meets the definition of an adverse event.

“Sale(s)” (or “Sell” or “Sold”) means any sale, assignment, transfer, conveyance or other disposition of the Product by Ovation or any of its Affiliates or sublicensees to a Third Party (other than for quality assurance or control purposes). For the sake of clarification, a sale, assignment, transfer, conveyance or other disposition of the Product by Ovation to any of its Affiliates shall not be considered a Sale for purposes of this definition.

“Serious Adverse Event/Adverse Drug Reaction” means, in accordance with the applicable ICH guidelines, a serious adverse event or drug reaction is any untoward medical occurrence that at any dose:

•	results in death

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

•	is life threatening (i.e. at risk of death at the time of the event/reaction, and not an event/reaction which hypothetically might have caused death if it were more severe)

•	requires inpatient hospitalization or results in prolongation of existing hospitalization

•	results in persistent or significant disability/incapacity

•	is a congenital anomaly/birth defect

•	results in other medically important conditions.

“Sharing Percentage” means, as to each Party, the percentage of ************.

“Specifications” means the set of criteria for acceptance/rejection of bulk drug substance or the Product, as the case may be, when tested by methods described in the BLA (or other Registration), as approved by the FDA and any additional specifications as are mutually agreed upon by the Parties, whether in writing or through the applicable Committee.

“Strategic Partner” means a Third Party engaged in the pharmaceutical or biologic industry which enters into a license and development agreement (or similar agreement) with GTC pursuant to which such Third Party and GTC shall work collaboratively to develop the Product for a Rejected Indication. For purposes of clarification, Strategic Partner shall not be deemed to include a Third Party primarily engaged in the financing or lending industry.

“Supply Agreement” means the Supply Agreement to be negotiated by the Parties prior to the Closing and attached hereto as Exhibit C.

“Technical Information” means all information in the possession of GTC and/or its Affiliates (to the extent GTC and/or its Affiliates are not prohibited from licensing such information as a result of contractual obligations to LEO under the LEO Agreement) regarding preclinical and biological-chemical-pharmaceutical and clinical data or other scientific information (including specifications, master batch records, analytical methods including validation protocols and the drug master file), trade secrets and know-how or uses for the Product including, but not limited to, marketing know-how or uses for the Product in the possession of GTC regarding the Product necessary or appropriate for Ovation to fulfill its obligations under this Agreement.

“Territory” means the United States of America and its territories, possessions and protectorates (including, but not limited to, the District of Columbia and the Commonwealth of Puerto Rico).

“Timely Approval” shall mean receipt of Approval for the Product with respect to the HD Indication ************.

“Third Party” means any person other than a Party or its Affiliates.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

“Trademarks” means all of GTC’s trademarks, service marks, trade names, trade dress and logos used on or in connection with the identification or marketing of the Product, including, without limitation, those listed on Schedule 2 attached hereto (as the same may be amended and supplemented from time to time by the Parties, whether in writing or by decision of the Joint Steering Committee).

“Unit” means one international unit of antithrombin as measured by a thrombin inhibition assay as defined by the World Health Organization for International Biological Standards and as described and approved by the EMEA and/or national authorities.

“Vial” means approximately ************ of the Product, or the applicable number of USP units as may be required by the FDA for the Territory.

“Waste” shall mean a “hazardous substance” (as defined in the Federal Comprehensive Response, Compensation and Liability Act, as amended) and “Waste” (as defined in the Federal Resource Conservation and Recovery Act, as amended), and includes waste of any kind, including without limitation both routine process waste and by-product which are disposed of, and the foreign equivalents of such terms as defined by the relevant regulatory authorities of countries other than the United States.

ARTICLE 2

ACQUISITION, LICENSE GRANT AND APPOINTMENT

2.1 Purchased Property.

(a) Acquisition. Subject to the terms and conditions hereof, at the Closing, GTC agrees to sell, assign and transfer to Ovation, and Ovation agrees to purchase from GTC, the Purchased Property (including, without limitation, the good will appurtenant to the Purchased Trademarks), in all respects free of any and all liens, hypothecations, mortgages, charges, security interests, pledges and other encumbrances and claims of any nature (“Liens”), whether such assets are held by GTC, ATIII LLC or any of their respective Affiliates.

(b) Grant of License to GTC. During the Term, Ovation agrees to grant to GTC, and GTC accepts from Ovation, a non-exclusive license, with the right to sublicense, within the Field and in the Territory with respect to the Purchased Property, but only for the purpose of carrying out GTC’s rights, duties and obligations under this Agreement and the Supply Agreement, including with respect to any Rejected Indication (the “GTC License”).

2.2 Appointment and Grant of License. During the Term (subject to Section 15.4(b)) and subject to the terms and conditions of this Agreement, GTC agrees to grant to Ovation, and Ovation accepts from GTC, an exclusive license (even as to GTC) within the Field and in the Territory, with the exclusive right to sublicense within the Territory, to and under the Licensed Property and any Inventions owned by GTC pursuant to Section 10.2, including, without limitation, the right to import, store, package, label, use, develop, register, sell, offer for

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

sale, distribute and have imported the Product in the Field (the “License”). Ovation shall ensure that any sublicense Ovation enters into under the License shall adhere to the terms and conditions set forth in this Agreement, and Ovation shall notify GTC of any such sublicenses Ovation enters into within ************ thereof. In no other respect, other than as set forth in this Agreement (including, without limitation, under the License and to the extent such GTC Intellectual Property Rights, Trademarks or Technical Information constitute Purchased Property transferred to Ovation pursuant to Section 2.1), may Ovation or its sublicensees practice GTC Intellectual Property Rights, Trademarks or Technical Information. The Parties agree that the patent license referenced herein is governed by Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 365(n)).

ARTICLE 3

COMMITTEES

3.1 Establishment of Joint Steering Committee. Promptly after the Effective Date, the Parties shall establish a committee consisting of personnel from GTC and Ovation with expertise in the commercialization, manufacturing, clinical development, medical and regulatory affairs, reimbursement, sales, marketing, intellectual property and finance of pharmaceutical and biologic products in general and, in particular, the Product in the Field (the “Joint Steering Committee”). The Joint Steering Committee shall be comprised of such number of members as the Parties may determine from time to time, provided that each Party shall at all times ************. A Party may replace one or more of its representatives on the Joint Steering Committee at any time. A member of the Joint Steering Committee may be replaced at any meeting by another person appointed by the respective Party which appointed such replaced member. Both Parties shall have equal voting rights on the Joint Steering Committee, notwithstanding the number of representatives of each Party present at any meeting of the Joint Steering Committee. The Joint Steering Committee may, in its discretion, establish subcommittees consisting of individuals from GTC and Ovation with expertise in particular areas relevant to the Product in any Indication in the Field; provided, that the composition of such subcommittee shall comply with all terms of this Section 3.1 relating to the composition of the Joint Steering Committee. Without limiting the generality of the foregoing, the Joint Steering Committee shall decide on the following matters with respect to any Indication in the Field (except as otherwise set forth herein):

(a) development of the Product within the Territory and all potential investigator sponsored studies;

(b) any and all issues related to the manufacturing and/or quality of the Product including, but not limited to, changes therein that can affect the Product registration file, regardless whether such changes are required or discretionary in nature;

(c) until such time as the BLA(s) are transferred to Ovation pursuant to Section 5.2 hereof, all issuances of, or changes to be made to, the Product regulatory files or labeling within the Territory; and

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(d) such actions as the Parties may decide are appropriate to further the development of the Product such as a review of scientific publications and medical information provided to healthcare professionals both within and outside of the Territory, respectively.

The Joint Steering Committee shall discuss and review the development of the Product and all potential investigator-sponsored studies outside the Territory, to the extent they may negatively impact the commercialization or sales of the Product within the Territory, as well as all changes to be made to the Product regulatory files or labeling outside the Territory, to the extent such changes may negatively impact the commercialization or sales of the Product within the Territory.

The Joint Steering Committee shall be provided the Launch Commercialization Plan for purposes of review and shall be consulted regarding overall strategy for launch and commercialization of the Product; provided, however, that the approval of the Launch Commercialization Plan and any decisions regarding launch and commercialization of the Product shall be at the sole discretion of Ovation.

3.2 Operation of the Joint Steering Committee. The Joint Steering Committee shall meet at such times and places as it may determine but, in any event, it shall meet within ************ after the Effective Date and at least ************ during each ************ after the Effective Date. If the Joint Steering Committee does not determine to meet elsewhere, its meetings shall alternate locations between the offices of GTC and Ovation, with the first meeting to be held at Ovation. The Joint Steering Committee may meet in person or by video or telephone conference (as practical), and individual members may participate in any of the foregoing ways. All costs of participation by each member in the activities of the Joint Steering Committee shall be borne by the Party appointing such member. Ovation and GTC shall each designate one (1) of their respective representatives on the Joint Steering Committee to act as Co-Chair. The Joint Steering Committee shall appoint a secretary each year that shall maintain the records of the Joint Steering Committee and shall keep minutes of the meetings thereof. The secretary shall distribute minutes to all members of the Joint Steering Committee at the same time not later than two weeks following said meeting. The secretary shall be provided on a rotating basis each year by GTC and Ovation (initially to be selected by Ovation). Moreover, each Party shall appoint one person as the point person for communications between the Parties regarding on-going progress hereunder.

3.3 Decision-Making. The Joint Steering Committee will strive to reach consensus on matters over which it has authority. Subject to the foregoing and except as otherwise provided herein, if, at a meeting of the Joint Steering Committee, the Joint Steering Committee is unable to reach consensus on a particular issue, the members of the Joint Steering Committee will make good faith efforts to resolve such issue over ************. If after ************ such effort is unsuccessful, the Parties will refer any such dispute to two duly appointed senior officers of the Parties, one officer from GTC and the other officer from Ovation, for attempted resolution by good faith negotiations. Either Party may reject a proposal which the Party can demonstrate by objective financial, economic or regulatory data is likely to have a negative impact on the Party, it being understood and agreed that a “negative impact” shall not include

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

any duty or obligation of a Party under this Agreement, the Quality Agreement, the Pharmacovigilance Procedures Agreement or the Supply Agreement. If, after a further period of ************, the appointed officers of the Parties are still unable to resolve the matter successfully, the Parties will refer the pending dispute to the respective chief executive officers of the Parties for a final attempted resolution by good faith negotiations. In the event the chief executive officers are also unable to resolve the dispute, the matter may be referred to arbitration as set forth in Article 16 below.

3.4 Limitations of Joint Steering Committee Powers. The Joint Steering Committee will have only such powers as are specifically delegated to it in this Agreement, and shall have no power to amend this Agreement or waive a Party’s rights or obligations under this Agreement.

3.5 Appointment of Joint Steering Committee Members. The appointment of members of the Joint Steering Committee is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21. Each Party shall be free to determine not to appoint members to the Joint Steering Committee. If a Party does not appoint members of the Joint Steering Committee, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned and, unless and until such persons are appointed, the other Party may discharge the role of the Joint Steering Committee.

ARTICLE 4

MANUFACTURE AND SUPPLY OF PRODUCT

4.1 Manufacture of Product, Supply Agreement and Quality Agreement. At or prior to the Closing, the Parties shall enter into (a) the Supply Agreement to be attached hereto as Exhibit C to govern the manufacture and supply of the Product hereunder and to establish operating procedures for forecasting, ordering, production scheduling and inventory management of the Product and (b) the Quality Agreement to be attached hereto as Exhibit B. All terms and conditions of the Supply Agreement and the Quality Agreement shall be in accordance with the terms, conditions and principles set forth in this Article 4. GTC shall be the sole and exclusive supplier of Product to Ovation at all times during the Term, and Ovation shall purchase all of its requirements for the Product during the Term from GTC (provided that GTC has the capability to provide the Product in accordance with the terms of this Agreement, the Supply Agreement and the Quality Agreement).

(a) Covenants of GTC. GTC or its subcontractors shall manufacture the Product in accordance with cGMP, the Specifications and the BLA(s) and deliver, within designated timeframes and agreed upon quantities in accordance with the terms of the Supply Agreement and the Quality Agreement, the Product to Ovation at such location or locations, specified by Ovation, all in accordance with the Supply Agreement and the Quality Agreement and orders placed by Ovation thereunder. Without limiting the foregoing, GTC shall, and shall cause its subcontractors to, perform, or have performed, at GTC’s own expense each of the following activities with respect to Product to be supplied to Ovation or intended for use or sale by Ovation (in each case, in accordance with and subject to the terms and conditions of the Supply Agreement and the Quality Agreement):

(i) register and maintain a valid registration of the GTC manufacturing facility (and/or, such other suitable facility, including a Third Party manufacturing facility, as GTC may designate with Ovation’s prior written consent, which consent shall not be unreasonably withheld) with the relevant and appropriate Regulatory Authorities (including, without limitation, the FDA) as a facility performing manufacturing operations for pharmaceutical and biologic products and prepare site master files as required by Applicable Laws and regulations. GTC shall not make any change or take any action which requires amendment of the BLA or other Registration, including, but not limited to, transfer of any Product to alternative manufacturing facilities or changes in or replacement of equipment or a change in the Specifications, without the prior written consent of Ovation, which consent shall not be unreasonably withheld. GTC shall pay for all manufacturing-related costs for any harmonized (meaning U.S. and E.U.) regulatory compliance for the HD Indication. In the event GTC makes a change or takes an action for good reason, including, without limitation, a change mandated by a Regulatory Authority, any costs relating to such change or action shall be at the sole expense of GTC. Ovation will discuss in good faith investments that may be necessary for capacity expansion required for Approval of the HR Indication, DIC/Sepsis Indication and/or Additional Indications.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) validate and operate the production process for the Product to ensure that such process is compliant with cGMP in the Territory. All Product delivered by GTC to Ovation hereunder shall have been manufactured using a process that (x) has been validated in accordance with cGMP and (y) has been and is in compliance with the Specifications and BLA(s) for such Product and with cGMP and all Applicable Laws with respect to the manufacture of each Product;

(iii) handle and store the Product prior to shipment to Ovation (x) as mandated by cGMP and (y) to ensure that the raw materials, recipients, packaging articles, intermediate products and the Product are handled and stored under such conditions and that the quality of such materials and the Product manufactured therefrom are not affected;

(iv) ensure that each shipment of the Product meets the Specifications, the requirements of the BLA(s) and all applicable warranties set forth herein;

(v) deliver the Product to Ovation in accordance with the Supply Agreement and the Quality Agreement;

(vi) handle, store, treat and dispose of Wastes generated in the performance of its obligations pursuant to this Section 4.1(a) and the Supply Agreement and the Quality Agreement;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(vii) comply with all Applicable Laws and regulations relating to its activities under this Section 4.1(a) and the Supply Agreement and the Quality Agreement, including, without limitation, cGMP;

(viii) if the GTC manufacturing facility (or other such facility as in accordance with Section 4.1(a)(i) hereof) is being used to manufacture material other than the Product, adopt and enforce a standard operating procedure for segregation of the Product from such other manufactured materials;

(ix) supply sufficient quantities of the Product to Ovation to satisfy the purchase requirements of Ovation in accordance with the Supply Agreement In consideration of the arrangements provided in this Agreement, GTC agrees that Ovation will be treated with “most favored distributor” status in connection with allocation of Product, so that if there is a shortfall of Product as between Ovation and a distributor (including GTC or LEO) outside the Ovation Territory, GTC will allocate Product in such a manner no less favorable to Ovation than a percentage that is equivalent to the current Sharing Percentage of Ovation. Failure by GTC to supply sufficient amounts of Product based on the above forecasting shall not constitute a breach of this Agreement by GTC, provided such inability is caused by an increase in the quarterly manufacturing forecast by more than ************ compared to the previous quarterly forecast received from Ovation;

(x) except as otherwise specifically agreed between the Parties in writing, be responsible for procuring all raw materials and other components for each Product. GTC shall be responsible for testing of all raw materials and components procured by or on behalf of GTC and used in the Product to ensure that they meet applicable Specifications and quality standards (including, but not limited to, those set forth in the Quality Agreement); and

(xi) perform all of the services provided herein in compliance with all environmental laws and shall be solely responsible for all environmental losses at sites controlled by GTC. GTC shall be solely responsible for implementing and maintaining health and safety procedures for the manufacture, generation, packaging, handling and storage of the raw materials, hazardous materials, Waste, packaging components and Product as provided herein. Such procedures shall comply with all relevant environmental laws. Ovation shall have no responsibility for developing, implementing or overseeing health and safety programs at GTC.

Subject to the covenants, duties and obligations of GTC under this Agreement, GTC shall be permitted to contract with one or more Third Parties to perform the activities described in this Section 4.1(a) and the Supply Agreement, in accordance with the terms hereof and thereof, as applicable. GTC shall be responsible for the performance of its subcontractors under this Agreement, the Quality Agreement and the Supply Agreement.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) Covenants of Ovation. In carrying out its covenants, duties and obligations hereunder and under the Supply Agreement, Ovation shall, and shall cause its subcontractors (if any) to comply with all Applicable Laws and regulations relating to its activities hereunder, including all requirements of the applicable Regulatory Authorities (including, without limitation, the FDA) and cGMP. Ovation shall be responsible for the performance of its subcontractors, if any, under this Agreement and the Quality Agreement.

4.2 Quality Assurance. The Quality Agreement shall contain applicable provisions regarding quality assurance and quality control of the Product.

4.3 Orders and Shipments.

(a) Ovation shall order the Product from GTC, and GTC shall supply the Product to Ovation, in accordance with the terms and conditions of the Supply Agreement and to fulfill Ovation’s Product requirements for the performance of clinical trials and sale and distribution of the Product within the Territory.

(b) Subject to Section 4.7, the Product supplied by GTC for purposes of Commercial Sale shall have a minimum shelf life of ************ from the date of delivery. Ovation and GTC shall agree upon the minimum shelf life of Product supplied by GTC for purposes of clinical studies prior to the shipment of such Product; provided, that if Product for clinical studies is not able to be used in the intended clinical study due to expiry, then GTC shall either credit Ovation’s account for the full price paid for such expired Product or replace such expired Product at no further cost to Ovation.

(c) After delivery, Ovation shall, within ten (10) Business Days, visually inspect the Product shipment, with visual inspection by Ovation consisting of (i) comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order and (ii) visually inspecting the exterior of the Product shipment to verify that the shipment appears to be in good condition. Promptly after visual inspection of the Product shipment (or ten (10) Business Days from the date Ovation becomes aware of any hidden defect and the Product fails to meet the Specifications or the requirements of the BLA(s)), determine whether to reject such Product shipment and communicate such rejection to GTC in writing.

(d) If GTC does not agree to any rejection of the Product, the Parties will seek the opinion of an independent laboratory expert reasonably acceptable to both Parties, whose opinion shall be final and binding. The expenses for such expert opinion shall be borne by the Party against whom the expert rules, unless the expert cannot make a determination with respect to the matter, in which event the Parties shall share equally the expenses connected with the expert and the expenses connected with the Products rejected and/or returned.

4.4 Storage. Ovation shall store and transport the Product in accordance with the Applicable Laws and regulations of the Territory (and/or any international rules and regulations, if applicable) and the national Regulatory Authorities within the Territory. In all cases, Ovation shall comply with all Applicable Laws, rules and regulations concerning the labeling, packaging, warehousing and distribution of the Product in the Territory.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

4.5 Return and Replacement of Product.

(a) Any quantities of the Product that are rejected and/or returned by Ovation in accordance with this Article 4, the Quality Agreement or the Supply Agreement whose rejection has been accepted by GTC shall be returned to GTC at the expense of GTC and, at the option of Ovation, (i) shall be promptly replaced by GTC at GTC’s sole expense, and Ovation’s payment for such replaced quantities shall be postponed until such replacement quantities are received and accepted by Ovation, or (ii) GTC shall refund any amounts paid for such quantities to Ovation.

(b) Ovation may return to GTC any Product which is not in all respects in accordance with this Article 4 and the terms and provisions of the Supply Agreement and the Quality Agreement. If GTC so notifies Ovation of its desire to destroy such returned Product, such Product shall be transported to a location designated by GTC for destruction. The destruction is to take place by an organization authorized for this purpose, such organization to issue an official confirmation of the destruction to GTC. All expenses regarding the transportation and/or destruction of such Product are to be paid by GTC. Upon the return of such Product to GTC or the delivery of such Product to a location for destruction, GTC shall credit Ovation’s account in the amount of the actual purchase price paid by Ovation for the Products returned and/or destroyed.

4.6 Prices and Payments.

(a) Price for Product for Commercial Sales. For the term of the Supply Agreement, GTC shall supply Ovation with released and accepted finished Product for Commercial Sale by Ovation and its Affiliates and sublicensees in accordance with the Supply Agreement for a price equal to the following:

(i) for a given ************ during such term, if Ovation’s annual firm orders for the Product are less than or equal to ************, then the price of the Product for such ************ shall be equal to the Cost of Goods for such Product, which Cost of Goods shall in no event exceed ************ per Unit, plus a transfer price of ************ per Unit;

(ii) for a given ************ during such term, if Ovation’s annual firm orders for the Product are greater than ************, then the price of the Product for such ************ shall be equal to the Cost of Goods for such Product, which Cost of Goods shall in no event exceed ************ per Unit, plus a transfer price of ************ per Unit; and

(iii) for any ************ during such term which commences after the ************ of the first Commercial Sale of the Product in the Territory by Ovation or its Affiliates, if Ovation’s annual firm orders for the Product for such ************ do not exceed ************, then the price of the Product for such ************ shall be equal to the Cost of Goods, which Cost of Goods shall in no event exceed ************ per Unit;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

provided, however, that in the event that for any ************ during such term, the Cost of Goods is equal to or less than ************ per Unit, Ovation shall pay to GTC a price equal to the Cost of Goods plus a transfer price of ************ per Unit.

(b) Clinical or Non-Commercial Materials. Notwithstanding the foregoing, the price for all Product supplied by GTC to Ovation on an ex-factory basis for clinical or other non Commercial Sale uses shall be equal to the Cost of Goods for such Product; provided, however, that such price shall not in any event exceed, on a per Unit basis, the price for the Product for Commercial Sale as in effect under Section 4.6(a) excluding any transfer price thereon.

(c) Payments. Ovation shall pay GTC for all shipments of Product in accordance with the terms and conditions of the Supply Agreement and in the manner provided in Article 8 below.

4.7 Initial Supply of Product. As soon as practicable, and as forecasted by Ovation, following receipt of Approval for the HD Indication, GTC shall supply, or cause to be supplied, to Ovation ************ Vials of released and accepted finished Product (which Product is satisfactory to Ovation and has a minimum shelf life of ************) (the “Initial Supply”) in accordance with the terms of this Article 4 and the Supply Agreement, and Ovation shall purchase the Initial Supply from GTC for the price for such Product set forth in Section 4.6(a) (which price ************). In the event that any of the Initial Supply expires prior to being sold and distributed by Ovation, then Ovation may return such expired Product to GTC, and GTC shall credit Ovation’s account for the full price paid for such expired Product or replace such Product at no further cost to Ovation.

4.8 Term of Supply Agreement and Quality Agreement. The term of the Supply Agreement and the Quality Agreement shall be no less than twenty (20) years from the date of Approval of the Product for the HD Indication.

ARTICLE 5

OBLIGATIONS OF THE PARTIES REGARDING MANUFACTURING, SALE AND

CLINICAL DEVELOPMENT OF PRODUCT

5.1 General Obligations. GTC shall be solely responsible for obtaining Approval of the Product with the FDA for the HD Indication. Except as otherwise expressly set forth in this Agreement, during the term of the Supply Agreement, GTC shall be responsible for the manufacturing, testing, purification filling and finishing (to coded vials) of the Product. In the Territory, except as otherwise expressly set forth in this Agreement, during the Term, Ovation shall be responsible for regulatory guidance, adverse experience reporting, packaging, labeling, storage, marketing, sales and distribution of the Product with respect to the HD Indication (subject to Section 5.2 and Article 6 below).

(a) GTC’s Obligations for HD Indication. Except as otherwise expressly set forth in this Agreement, prior to Approval of the Product for the HD Indication, GTC shall be responsible for the conduct of all clinical activities and other clinical responsibilities regarding the Product with respect to the HD Indication Except as otherwise expressly set forth in this Agreement, GTC will be responsible for, and will use Best Efforts with respect to, all product quality and safety-related issues (subject to Section 5.2 hereof) in connection with the Product with respect to the HD Indication. The Joint Steering Committee shall monitor GTC’s performance of its obligations and progress towards achieving the goals set forth in the development plans for the HD Indication presented to and approved by the Joint Steering Committee.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) Ovation’s Obligations for HD Indication. During the Term, Ovation will be responsible for, and will use Best Efforts with respect to, all non-clinical, marketing, sale and distribution issues in connection with the Product with respect to the HD Indication in the Territory, as well as those safety-related responsibilities set forth in the Pharmacovigilance Procedures Agreement. The Joint Steering Committee shall monitor Ovation’s performance of its obligations and progress towards achieving the goals set forth in the development plans for the HD Indication presented to and approved by the Joint Steering Committee.

5.2 Assignment and Transfer of BLA’s, BB-IND’s and other Registrations. GTC shall, at or prior to the Closing, execute and deliver such documents and instruments to Ovation for filing with the FDA in order to assign and transfer to Ovation GTC’s BLA filing or other Registration for the Product with respect to the HD Indication, and all documents, instruments, and certificates related thereto, including, without limitation, with respect to the BB-IND’s for the Product (collectively, the “HD BLA Assignment Documents”), and shall take all such actions reasonably requested by Ovation in order to effect such transfer and assignment; provided, however, that GTC shall hold the BLA until such time, if any, that Ovation, in its sole and absolute discretion, elects for the BLA to be assigned and transferred to Ovation. After the BLA(s) or other Registrations for the Product for the HD Indication have been transferred to Ovation hereunder, Ovation shall thereafter be responsible with respect to the Product in the Territory for (a) transfer fees, annual Product and Establishment fees required by PDUFA and other administrative fees associated with the regulatory maintenance of such Product BLA or other Registrations in the Territory and (b) adverse experience reporting with respect to the Territory.

5.3 Specific Ovation Obligations. Ovation hereby agrees (and shall use its reasonable Best Efforts to impose similar obligations on its distributors and agents within the Territory) to exercise their respective Best Efforts to import, label, pack, store, market, sell and distribute the Product in the Territory for the HD Indication (and other Indications, as applicable) after receipt of the Approval for the HD Indication (and other Indications, as applicable), which shall include:

(a) promoting the sale of the Product in the Territory, and preparation and dissemination of promotional materials and advertising in the Territory regarding the Product;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) establishing and maintaining a well-trained sales force for the Product (together with a well-trained support staff) adequate to service all the customers of Ovation and to promote the sale of the Product in the Territory and keep the sales force knowledgeable and fully informed as to the Product;

(c) maintaining an effective distribution system for the Product in the Territory in accordance with good business practice, the Quality Agreement and the requirements of its customers;

(d) transportation and storage of the Product to preserve the quality of the Product in accordance with the Quality Agreement and all Applicable Laws and regulatory filings in the Territory;

(e) obtaining and maintaining all material licenses, approvals and permits (other than those which must be obtained by GTC as set forth in this Agreement or the Supply Agreement) in the Territory necessary for Ovation to perform its obligations under this Agreement;

(f) notifying GTC as soon as reasonably practicable upon Ovation’s becoming aware of any material occurrence of disparagement of the Product or infringement of any rights relating to the Product in the Territory;

(g) promptly evaluating any Adverse Events with respect to the Product as a result of Ovation’s performance of its obligations hereunder to determine if they are Serious Adverse Events, and report to GTC any Serious Adverse Events in accordance with the Pharmacovigilance Procedures Agreement attached hereto as Exhibit A;

(h) establishing and maintaining suitable systems and records (including lot numbers of the Product sold and the purchasers of the Product) to enable a recall of Product in a timely, efficient and accurate manner and otherwise in accordance with Applicable Laws and regulations in the Territory;

(i) abiding by all applicable rules and regulations related to sales, marketing and reimbursement with respect to the Product in the Territory;

(j) ensuring that no Product shipped by Ovation is, at the time of shipment, adulterated or misbranded as a result of Ovation’s acts or omissions; and

(k) providing timely and reasonable assistance to GTC to enable GTC to comply with its obligations under this Agreement, including, without limitation, by responding to reasonable requests by GTC and providing GTC with reasonable information relating to the Product;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(l) maintaining adequate control over the physical security of the Product, including, but not limited to, controls necessary to prevent potential distribution or sale of the Product outside of the Territory; and

(m) complying with, and causing all Affiliates, sublicensees and subcontractors of Ovation to comply with, all terms and provisions of the Quality Agreement.

5.4 Commencement of Marketing and Sales. Ovation shall, in accordance with the Launch Commercialization Plan and other actions validly taken by the Joint Steering Committee, commence the marketing, sale and distribution of the Product in the Territory as soon as commercially reasonable following the date on which Approval and, if applicable, Reimbursement Approval for the Product are granted, to the extent GTC has supplied Ovation with the Product in accordance with the terms of Article 4 hereof and the Supply Agreement.

5.5 Restrictions.

(a) Restrictions on Ovation’s Activities. Notwithstanding the above and to the extent allowed by Applicable Law within the Territory, Ovation agrees that during the Term of this Agreement it shall not sell, co-promote or market, by itself or in cooperation with a Third Party, any plasma derived or recombinant antithrombin product which is competitive to the Product; provided, however, that ************. Ovation shall refrain from seeking customers, establishing any branch and/or maintaining any distribution depot regarding the Product outside the Territory (except with the written approval of GTC or as otherwise contemplated by this Agreement or the Supply Agreement), and shall take reasonably appropriate legal measures to assure that no Product sold by Ovation or its Affiliates or sublicensees is exported to any other country outside the Territory for any purpose (except with the written approval of GTC or as otherwise contemplated by this Agreement or the Supply Agreement). GTC has neither expressly nor implicitly given its consent to Ovation to the storage (except, if applicable, as otherwise contemplated by this Agreement or the Supply Agreement), distribution, promotion, marketing and sale of the Product by Ovation outside the Territory, and GTC expressly reserves its right to enforce Trademarks and the GTC Intellectual Property Rights in the Product outside the Territory and to prevent the importation, storage (except with the written approval of GTC or as otherwise contemplated by this Agreement or the Supply Agreement), distribution, promotion, marketing and sale of the Product to any location outside the Territory, to the extent such prevention is legally possible.

(b) Restrictions on GTC’s Activities. During the Term of this Agreement, GTC shall refrain from (i) seeking customers, establishing any branch and/or maintaining any distribution depot regarding the Product for Commercial Sale within the Territory and (ii) selling, co-promoting or marketing (except for the purposes of conducting clinical trials in the HD Indication (or other Indication, as applicable) by itself or in cooperation with a Third Party, any plasma derived or any recombinant antithrombin product or combination product incorporating the Product which is competitive to the Product.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

5.6 Specific GTC Obligations. GTC hereby agrees to exercise its Best Efforts to do the following:

(a) ensure that all Product shipped hereunder at the time of shipment is not adulterated or misbranded as a result of acts or omissions by GTC or its Affiliates or subcontractors;

(b) obtain and maintain in its name or in the name of any of its Affiliates all material licenses, approvals and permits (other than those which must be obtained by Ovation) for the Product necessary for GTC to perform fully its obligations under this Agreement;

(c) provide Ovation, from time to time, with data, analyses, studies and other information available to GTC at any time during the Term which the Joint Steering Committee (or other Committee, as applicable) believes will assist Ovation in its brand planning and marketing activities for the Product in the Territory;

(d) promptly evaluate any Adverse Events with respect to the Product as a result of GTC’s performance of its obligations hereunder to determine if they are Serious Adverse Events, and report to Ovation any Serious Adverse Events in accordance with the Pharmacovigilance Procedures Agreement attached hereto as Exhibit A;

(e) provide timely and reasonable assistance to Ovation to enable Ovation to comply with its obligations under this Agreement, including, without limitation, by responding to reasonable requests by Ovation and providing Ovation with information relating to the Product reasonably available to GTC;

(f) establish and maintain suitable systems and records to enable a recall of Product in a timely, efficient and accurate manner and otherwise in accordance with Applicable Laws and regulations;

(g) promptly after the Closing, provide Ovation with relevant data and information with respect to GTC’s Product BLA or other Registrations for the HD Indication and, to the extent not prohibited by the terms of the LEO Agreement, LEO’s Product registrations or marketing authorization applications outside the Territory to assist Ovation in making appropriate filings in the Territory.

(h) provide Ovation with an Approved Product for the HD Indication (and other Indications, as applicable) in the Territory; and

(i) comply with, and cause all Affiliates, sublicensees and subcontractors of GTC to comply with, all terms and provisions of the Quality Agreement.

5.7 Pharmacovigilance. At or prior to the Closing, GTC and Ovation shall enter into a Pharmacovigilance Procedures Agreement substantially in the form attached hereto as Exhibit A, which shall govern collection, investigation and reporting to the regulatory authorities and each other of Product-related adverse drug experience reports, quality reports and complaint

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

reports post-Approval of the Product for the HD Indication, such that each of the Parties may be in compliance with all Applicable Laws. The Parties shall promptly amend or modify the standard operating procedures described in the Pharmacovigilance Procedures Agreement as required by changes in Applicable Laws. Additionally, in the event that GTC receives notice of (or otherwise becomes aware of) any adverse drug experience reports, quality reports or complaint reports related to the Product outside of the Territory (whether from LEO or otherwise), GTC shall promptly notify Ovation of such reports, if any, and provide details reasonably requested by Ovation with respect to such reports, if any.

5.8 Ovation’s Option to Manufacture. During the term of the Supply Agreement, Ovation may, upon written notice to GTC, initiate good faith negotiations with GTC for the ************ right to test, purify, fill and finish (to coded vials) the Product in the Territory. Under such terms, Ovation shall have the right to appoint or assume subcontractors to perform these duties on behalf of Ovation. ************.

5.9 Plans for Securing Raw Materials. Within ************ following the Signing Date, GTC shall provide sufficient evidence to Ovation, in Ovation’s discretion, that GTC has prepared and implemented sufficient detailed back-up plans for securing adequate supplies of raw materials to meet Ovation’s requirements for the Product pursuant to Article 4 and the Supply Agreement.

5.10 Tax Credits. To the extent Ovation funds any clinical development under this Agreement (including, without limitation, pursuant to Article 6 hereof) for any Indication, Ovation shall retain all tax attributes associated with such clinical development funding, including, without limitation, the Credit for Increasing Research Activities and the Orphan Drug Tax Credit (each as defined in Section 41 of the Internal Revenue Code of 1986, as amended). GTC agrees to retain and make readily available to Ovation all supporting documentation reasonably requested by Ovation related to the funding of such clinical development (including, without limitation, copies of invoices, work orders and project summaries).

ARTICLE 6

OTHER INDICATIONS

6.1 HR Indication.

(a) With respect to the HR Indication, the Parties hereby acknowledge that prior to the Closing, Ovation will not have obtained, audited or verified the accuracy of the data to be provided by GTC with respect to the HR Indication and cannot, therefore, determine in advance of a meeting with the FDA regarding the “HR Phase III Clinical Study Protocol” the regulatory weight, if any, that the FDA will give to GTC’s pre-clinical and clinical data in support of the HR Indication. Accordingly, promptly after GTC receives the final FDA comments or other guidance regarding the HR Indication and the “HR Phase III Clinical Study Protocol,” GTC shall deliver such FDA comments and guidance to Ovation for its review, analysis and consideration and, within ************ thereafter, Ovation shall have the right, in its sole and absolute discretion, to:

(i) elect not to proceed with the development plans for the HR Indication, in which event Ovation shall have no further obligations under this Section 6.1 and the HR Indication shall no longer be included in the Field; or

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) elect to proceed with the development of the Product for the HR Indication under the modified clinical study protocol and/or regulatory development plans with respect to the HR Indication if, subsequent to the FDA comments and other guidance received, additional clinical development or related work is likely to be necessary for Ovation’s receipt of timely and feasible FDA Approval of the Product for the HR Indication in the Territory;

In the event that Ovation does not notify GTC of its election to proceed with the development plans for the HR Indication pursuant to Section 6.1(a)(ii) within the ************ described above, then Ovation shall be deemed to have elected not to proceed with the development plans for the HR Indication pursuant to Section 6.1(a)(i).

(b) Subject to Section 6.1(a), in the event that Ovation decides to proceed with the development of the HR Indication, in addition to payments, if any, to be made by Ovation to GTC pursuant to Article 4, Article 8 and Section 6.2 hereof, Ovation will pay to GTC the following amounts in accordance with Section 8.7 hereof:

(i) Ovation shall provide funding for the clinical development of the Product for the HR Indication up to a total of ************ (in addition to the price payable for the Product for such clinical development set forth in Section 4.6(b)), which funding shall be made in installments by Ovation to GTC, with each installment set forth on Schedule 3 hereto becoming due and payable within ************ following the occurrence of the event opposite such installment on Schedule 3;

(ii) within ************ after ************, Ovation shall pay to GTC the amount of ************; and

(iii) within ************ after ************, Ovation shall pay to GTC the amount of ************.

(c) GTC shall be responsible for conducting the clinical development program for the HR Indication and preparing and filing all proper regulatory submissions in connection therewith; provided, that in the event the development of the Product for the HR Indication under the modified clinical study protocol and/or regulatory development plans with respect to the HR Indication incurs costs in excess of a total of ************ (in addition to the price payable for the Product for such clinical development set forth in Section 4.6(b)), then the Parties shall negotiate in good faith regarding each Party’s responsibilities with respect to such excess costs. Ovation shall be the holder of the BLA or other Registration for the Product for the HR Indication in the Territory, and Ovation and its Affiliates and sublicensees, if any, shall be the sole entities permitted to market, distribute and sell the Product for the HR Indication within the Territory.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

6.2 DIC/Sepsis Indication.

(a) With respect to the DIC/Sepsis Indication, the Parties hereby acknowledge that prior to the Effective Date, Ovation will not have obtained, audited or verified the accuracy of the data to be provided by GTC with respect to the DIC/Sepsis Indication and cannot, therefore, determine, in advance of a meeting with the FDA or the European Medicines Agency (the “EMEA”) regarding the “DIC/Sepsis Phase III Clinical Study Protocol” the regulatory weight, if any, that the FDA will give to GTC’s pre-clinical and clinical data in support of the DIC/Sepsis Indication. Accordingly, within ************ after all of the following have occurred: (x) GTC receives the final FDA and EMEA comments or other guidance regarding the DIC/Sepsis Indication and the “DIC/Sepsis Phase III Clinical Study Protocol,” and GTC has delivered such FDA and EMEA comments and guidance to Ovation for its review, analysis and consideration, (y) the FDA and EMEA regulatory processes are harmonized and (z) GTC, Ovation and LEO have agreed upon a plan and process for obtaining Regulatory Approval for the Product for the DIC/Sepsis Indication from the FDA and EMEA, Ovation shall have the right, in its sole and absolute discretion, to:

(i) elect not to proceed with the development plans for the DIC/Sepsis Indication, in which event Ovation shall have no further obligations under this Section 6.2 and the DIC/Sepsis Indication shall no longer be included in the Field; or

(ii) elect to proceed with the development of the Product for the DIC/Sepsis Indication under the modified clinical study protocol and/or regulatory development plans with respect to the DIC/Sepsis Indication if, subsequent to the FDA and/or EMEA guidance received, additional clinical development or related work is likely to be necessary for Ovation’s receipt of timely and feasible FDA Approval of the Product for the DIC/Sepsis Indication in the Territory.

In the event that Ovation does not notify GTC of its election to proceed with the development plans for the DIC/Sepsis Indication pursuant to Section 6.2(a)(ii) within the ************ period described above, then Ovation shall be deemed to have elected not to proceed with the development plans for the DIC/Sepsis Indication pursuant to Section 6.2(a)(i).

(b) Subject to Section 6.2(a), the Joint Steering Committee shall form a subcommittee that shall work collaboratively with LEO with respect to the DIC/Sepsis Indication (which subcommittee may include personnel from LEO with expertise in the commercialization, manufacturing, clinical development, medical and regulatory affairs, reimbursement, sales, marketing, intellectual property and finance of pharmaceutical and biologic products in general and, in particular, the Product with respect to the DIC/Sepsis Indication possibly becoming full or ad hoc members of the DIC/Sepsis Committee, if GTC and Ovation mutually agree). Such subcommittee, on behalf of the Parties, and in collaboration with LEO shall govern all matters with respect to the development, clinical studies and obtaining regulatory approvals for the Product for the DIC/Sepsis Indication for the Territory.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) Subject to Section 6.2(a), in the event that Ovation decides to proceed with the development of the DIC/Sepsis Indication pursuant to this Section 6.2, in addition to payments, if any, to be made by Ovation to GTC pursuant to Article 4, Article 8 and Section 6.1 hereof, Ovation will pay to GTC the following amounts in accordance with Section 8.7 hereof:

(i) within ************ after Ovation’s receipt of the later of (x) ************, and (y) a mutually agreed upon Joint Clinical Development Agreement among GTC and Ovation and/or LEO (which Joint Clinical Development Agreement (if entered into) shall provide, among other things, that Ovation shall hold all rights to the Product for the DIC/Sepsis Indication in the Territory, Ovation shall pay to GTC the amount of ************;

(ii) Ovation shall provide funding for the clinical development (in accordance with an agreed upon budget) of the Product for the DIC/Sepsis Indication up to a total of ************ (in addition to the price payable for the Product for such clinical development set forth in Section 4.6(b)), but not to exceed ************ of the total expense of such U.S. and E.U. clinical development program, which funding shall be made in installments by Ovation to GTC, with each installment set forth on Schedule 4 hereto becoming due and payable within ************ following the occurrence of the event opposite such installment on Schedule 4;

(iii) ************ after Ovation’s receipt of the FDA BLA filing letter indicating acceptance of the complete BLA filing for the Product with respect to the DIC/Sepsis Indication, Ovation shall pay to GTC the amount of ************; and

(iv) within ************ after Ovation’s receipt of Approval of the BLA for the DIC/Sepsis Indication, Ovation shall pay to GTC the amount of ************.

(d) GTC shall be responsible for conducting the clinical development program for the DIC/Sepsis Indication and preparing and filing all proper regulatory submissions in connection therewith; provided, that in the event the development of the Product for the DIC/Sepsis Indication under the modified clinical study protocol and/or regulatory development plans with respect to the DIC/Sepsis Indication for the Territory incurs costs in excess of a total of ************ (or ************ for a U.S. and E.U. combined development program) (in addition to the price payable for the Product for such clinical development set forth in Section 4.6(b)), then the Parties shall negotiate in good faith regarding each Party’s responsibilities with respect to such excess costs. Ovation shall be the holder of the BLA or other Registration for the Product for the DIC/Sepsis Indication in the Territory, and Ovation and its Affiliates and sublicensees, if any, shall be the sole entities permitted to market, distribute and sell the Product for the DIC/Sepsis Indication within the Territory.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

6.3 Additional Indications. Ovation shall have the right, but not the obligation, to conduct (either individually or together with GTC) clinical trials for the Product for Additional Indications in the Territory. At any time during the Term, GTC may propose in writing that the Parties proceed with development and commercialization of the Product for any Additional Indication, with costs for clinical development for the Product for any Additional Indication to be discussed and negotiated by the Parties in good faith. Within ************ of the receipt of any such written proposal, Ovation shall have the right to either:

(a) elect not to proceed with the development plans for such Additional Indication, in which event Ovation shall have no further obligations under this Section 6.3 with respect to such Indication and such Indication shall no longer be included in the Field; or

(b) subject to the Parties’ written agreement regarding funding of the clinical development of the Product for such Additional Indication, elect to proceed with the development of the Product for such Indication.

In the event that Ovation does not notify GTC of its election to proceed with the development plans for such Additional Indication pursuant to Section 6.3(a) within the ************ period described above, then Ovation shall be deemed to have elected not to proceed with the development plans for such Additional Indication pursuant to Section 6.3(b).

6.4 Rejected Indications.

(a) Second Offers. Notwithstanding anything in this Article 6 to the contrary, in the event that Ovation elects not to proceed with respect to the HR Indication, the DIC/Sepsis Indication or any Additional Indication pursuant to the terms of this Article 6 (collectively, the “Rejected Indications”), and GTC proceeds with the clinical development of the Product for such Rejected Indication either on its own or with a Third Party which is not a Strategic Partner, then no sooner than after completion of the Phase III clinical study(ies) for such Rejected Indication and prior to FDA’s acceptance of the complete BLA filing for the Product for such Rejected Indication, GTC shall submit a written offer to Ovation to develop the Product for such Indication as though such Indication was not a Rejected Indication, which offer shall remain open for ************ (the “Second Offer Period”) and pursuant to which Ovation shall, if such offer is accepted by Ovation, pay to GTC the following amounts, which shall be payable to GTC in accordance with Section 8.7 hereof (each, a “Second Offer”):

(i) With respect to the DIC/Sepsis Indication:

(A) within ************ after acceptance of the Second Offer, Ovation shall pay to GTC the sum of (x) ************ and (y) ************ of the actual documented clinical development costs incurred by GTC for the DIC/Sepsis Indication;

(B) by the later of (x) ************ after Ovation’s ************ with respect to the DIC/Sepsis Indication and (y) ************ Business Days after acceptance of the Second Offer, Ovation shall pay to GTC the amount of ************;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(C) within ************ after Ovation’s receipt of Approval of the BLA for the DIC/Sepsis Indication, Ovation shall pay to GTC the amount of ************; and

(D) the Royalty Payment described in Section 8.2(a)(v) shall be increased from ************ of Ovation’s Net Sales for a given calendar year to the extent such Net Sales exceed ************ to ************ of Ovation’s Net Sales for such calendar year to the extent such Net Sales exceed ************.

(ii) For the HR Indication or any Additional Indication, the Parties shall negotiate in good faith the amounts payable in connection with the Second Offer.

In the event that Ovation accepts a Second Offer described herein, then the Field shall be deemed to include the Indication relating to such Second Offer.

In the event that Ovation does not notify GTC of its acceptance of a Second Offer within the Second Offer Period, then Ovation shall be deemed to have elected not to accept such Second Offer.

(b) Ovation as Sole Distributor. Notwithstanding anything herein to the contrary, for any Rejected Indication, whether launched by GTC and/or any Third Party (including, but not limited to, a Strategic Partner), Ovation shall be the sole and exclusive distributor of the Product in the Territory and shall collect an annual distribution fee equal to ************ of Net Sales for such Rejected Indication.

6.5 Applicability of Agreement. To the extent that Ovation elects to proceed with development of the HR Indication, the DIC/Sepsis Indication and/or any Additional Indication, as the case may be, the terms and provisions of this Agreement (including, without limitation, the provisions of Sections 5.1, 5.3, 5.5, 5.6, 7.1, 7.2, 7.3 and 7.4) shall be applicable to and govern the Parties’ rights, duties and obligations with respect to such Indication(s).

ARTICLE 7

REGULATORY REQUIREMENTS

7.1 Regulatory and Reimbursement Approvals. Until the assignment and transfer to Ovation of the Product BLA or other Registration for the HD Indication has been effected in accordance with Section 5.2, GTC shall adhere to all reasonable instructions given by Ovation from time to time with respect to engaging with the FDA. Upon completion of such assignment and transfer to Ovation, Ovation, as holder of such BLA or other Registration, shall apply for such other Regulatory Approvals (other than the BLA’s or other Registrations for the Product), if any, necessary within the Territory and, if applicable, Reimbursement Approvals in its own name or in the name of one of its Affiliates, distributors or agents subject to the following conditions:

(a) the corresponding initial application, any material amendment to such application (including any variation in the Specifications and any content on any Product label or package insert), and any answers to questions pertaining to that part of the manufacturing process under the control of GTC shall be submitted to the applicable Regulatory Authority only after approval by the Joint Steering Committee of such initial application, amendment or answers; and

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) the contents of the applications shall at all times be kept strictly confidential by Ovation, GTC and ATIII LLC (except to the extent reasonably required to be disclosed to LEO for the purposes of this Agreement).

7.2 Suspension of Distribution. Each Party shall promptly notify the other Party if it becomes aware of a problem with the quality or safety of the Product distributed in the Territory, or a directive from any Regulatory Authority or similar foreign regulatory authority related to the Product’s marketing, sale or distribution in the Territory. Upon receipt of any such notice from GTC, Ovation, in consultation with GTC, shall determine whether to immediately suspend the sale and/or distribution of the Product in the Territory. After any such suspension, Ovation shall, in its reasonable discretion, determine whether and when to resume the sale and/or distribution of the Product in the Territory; provided, however, that no such suspension shall be deemed to be a breach of Ovation’s obligations hereunder, except to the extent that Ovation does not resume the sale and distribution of the Product within ************ after the Parties agree that such quality or safety issue has been resolved. Should Ovation resume the sale of the Product in the Territory notwithstanding GTC’s written opinion to Ovation to the contrary, Ovation shall be responsible for any liability towards any Third Party as a result of such sales of the Product in the Territory.

7.3 Product Recall. Each Party shall promptly notify the other Party of any recalls required by any Regulatory Authority or, if applicable, Reimbursement Authority or similar foreign regulatory authority with respect to the Product, whether within or outside the Territory. Upon such a recall, Ovation and GTC shall determine if such recall is applicable to any Product lot in distribution in the Territory and immediately notify its affected customers in the Territory using a letter containing appropriate instructions as to whether the customer should return or dispose of the affected Product. GTC shall be responsible for any expenses incurred by Ovation associated with the mailing, shipping and reasonable administrative expenses in connection with such recall, as well as the cost of replacement Product for Ovation and its customers, unless the reason for the recall was caused by the negligence of Ovation, in which case Ovation shall be responsible for any expenses incurred by GTC or Ovation associated with the mailing, shipping and reasonable administrative expenses in connection with such a recall in the Territory, as well as the cost of replacement Product for Ovation and its customers. The covenants contained in this Section 7.3 shall survive for a period of ************ after the latest expiry date of Product marketed, distributed or sold under this Agreement or the Supply Agreement. Each Party shall maintain for ************ after the later of the termination or expiration of this Agreement or the Supply Agreement the records related to Parties’ respective obligations under this Section 7.3 and such other information as may be reasonably required to effect a recall of the Product in the Territory, and shall make such information available to the other Party at its request in the event of such a recall. Furthermore, each Party shall cooperate with the other Party in investigating any Product failure which results in the need for a recall in the Territory.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

7.4 Advertising and Promotional Materials. As permitted by Applicable Laws and regulations in the Territory, all documentary information, promotional material and oral presentations (where practical) promoting the Product in the Territory shall display: (a) the Trademarks of the Product in a manner that promotes the Product, and (b) the names and/or logos of each of the Parties in an appropriate manner and shall identify Ovation as the BLA or other Registration holder and distributor of the Product, GTC as the manufacturer of the Product, and ATryn® as a Trademark of Ovation, unless otherwise required by Applicable Law, regulation or requirement of the FDA or other Regulatory Authority in the Territory. Ovation shall be responsible for reviewing and discussing all promotional material to be used in the Territory with the FDA and other applicable Regulatory Authorities or Reimbursement Authorities (if applicable) in the Territory, and Ovation shall file with the FDA and any other applicable Regulatory Authorities or Reimbursement Authorities (if applicable) in the Territory all promotional materials in accordance with applicable regulatory requirements.

ARTICLE 8

CONSIDERATION

8.1 Milestone Payments for HD Indication. In addition to the payments, if any, to be made by Ovation to GTC pursuant to Article 4, Article 6 or Sections 8.2 or 8.3 hereof, Ovation shall, upon the following events, pay to GTC the following respective amounts:

(a) at the Closing, Ovation shall pay to GTC a one-time, non-refundable payment in the amount of $3,000,000 (the “Closing Payment”);

(b) within ************ after Ovation’s receipt of the FDA BLA filing letter indicating acceptance of the complete rolling BLA filing for the HD Indication, but not sooner than ************, Ovation shall pay to GTC the amount of $1,500,000;

(c) within ************ after Ovation’s receipt of an FDA Priority Review filing designation, but not sooner than ************, Ovation shall pay to GTC the amount of $500,000;

(d) within ************ after Ovation’s receipt of the FDA Advisory Committee written meeting minutes indicating a Positive Opinion (but if a Positive Opinion is received at any time during ************, then on ************), Ovation shall pay to GTC the amount of $1,000,000; provided, however, that if a Positive Opinion is not received and, thereafter, Approval of the Product for the HD Indication is ultimately received, then the payment to be made under this Section 8.1(d) shall be made at the same time as the payment set forth in Section 8.1(e), subject to the terms and conditions thereof; and

(e) within ************ after (i) Ovation’s receipt of Timely Approval of the Product for the HD Indication, assuming mutually agreed-upon label (target product profile) and post-approval commitments and (ii) Ovation’s confirmation that GTC has sufficient quantity

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

and quality of Product to provide the Initial Supply in accordance with Section 4.7, Ovation shall pay to GTC the amount of $3,000,000; provided, however, that in the event Approval of the Product for the HD Indication is not received prior to ************, GTC shall, within ************, pay to Ovation ************ of the amounts paid to GTC pursuant to Sections 8.1(b), 8.1(c) and 8.1(d) hereof (the “Rebate”); provided, further, that in the event that Approval for the Product for the HD Indication is received after such date and GTC has failed to pay the Rebate to Ovation in accordance with the terms hereof, Ovation shall, within ************ after (x) Ovation’s receipt of Approval of the Product for the HD Indication, assuming mutually agreed-upon label (target product profile) and post-approval commitments and (y) Ovation’s confirmation that GTC has sufficient quantity and quality of Product to provide the Initial Supply in accordance with Section 4.7, pay to GTC the amount of $3,000,000 less the amount of the Rebate.

8.2 Royalty Payments.

(a) Amounts of Royalty Payments. In addition to the payments, if any, to be made by Ovation to GTC pursuant to Article 4, Article 6 or Sections 8.1 or 8.3 hereof, Ovation shall pay to GTC the following amounts in accordance with the Section 8.2(b) below for each calendar year during the Term (collectively, the “Royalty Payments”):

(i) the lesser of (i) an amount equal to ************ of Ovation’s Net Sales for such calendar year or (ii) ************;

(ii) the lesser of (i) an amount equal to ************ of Ovation’s Net Sales for such calendar year to the extent such Net Sales exceed ************ or (ii) ************;

(iii) the lesser of (i) an amount equal to ************ of Ovation’s Net Sales for such calendar year to the extent such Net Sales exceed ************ or (ii) ************;

(iv) the lesser of (i) an amount equal to ************ of Ovation’s Net Sales for such calendar year to the extent such Net Sales exceed ************ or (ii) ************; and

(v) an amount equal to ************ of Ovation’s Net Sales for such calendar year to the extent such Net Sales exceed ************ (subject to Section 6.4(a)(i)(D)).

Example #1: If during a given calendar year during the Term, Ovation’s Net Sales for such calendar year equal************, the total Royalty Payments for such calendar year due to GTC shall be equal to ************, calculated as the sum of:

(i) ************ pursuant to subsection (i) above, as ************ is less than ************ of Net Sales, or ************;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii)************ pursuant to subsection (ii) above, as ************ is less than ************ of ************, or ************;

(iii) ************ pursuant to subsection (iii) above, as ************ is less than ************ of************, or ************;

(iv) ************ pursuant to subsection (iv) above, as ************ is less than ************ of ************, or ************; and

(v)************ of ************, or ************ pursuant to subsection (v) above.

Example #2: If during a calendar year during the Term, Ovation’s Net Sales for such calendar year equal ************, the total Royalty Payment for such calendar year due to GTC shall be equal to ************ pursuant to subsection (i) above.

(b) Payment Terms. Within ************ after the end of each calendar quarter during the Term, Ovation shall pay to GTC an amount equal to (i) the Royalty Payments due to GTC for such calendar year through the end of such calendar quarter (taking into account reasonable estimates for deductions, chargebacks and other credits, if any, for such period included in the definition of Net Sales) less (ii) the aggregate amount of Royalty Payments made to GTC for previous quarters of such calendar year; provided, however, that in the event that amounts payable to GTC under this Section 8.2(b) for a calendar quarter are less than the amounts actually paid to GTC for such calendar quarter, then such shortfall may be immediately set off against any other amount that may be due or owing, or to become due and owing, from Ovation to GTC under this Agreement or the Supply Agreement.

Example: If during Quarter 1 of a given calendar year during the Term, Ovation’s Net Sales for such quarter (taking into account reasonable estimates for deductions, chargebacks and other credits included in the definition of Net Sales) equal ************, the Royalty Payment due to GTC for such quarter shall be equal to ************ pursuant to Section 8.2(a)(i), or************ of ************.

If during Quarter 2 of such calendar year, Ovation’s Net Sales for such quarter (taking into account reasonable estimates for deductions, chargebacks and other credits included in the definition of Net Sales) equal ************ for such quarter and ************ in aggregate for the calendar year, the Royalty Payment due to GTC for such quarter shall be equal to ************, or:

(i) ************, or the sum of (x) ************ pursuant to Section 8.2(a)(i) above, as ************ is less than ************ of Net Sales for the calendar year to date, or ************ and (y) ************ pursuant to Section 8.2(a)(ii) above; minus

(ii)************ (the Royalty Payment made to GTC for Quarter 1 of such calendar year).

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

If during Quarter 3 of such calendar year, Ovation’s Net Sales for such quarter (taking into account reasonable estimates for deductions, chargebacks and other credits included in the definition of Net Sales) equal ************ for such quarter and ************ in aggregate for the calendar year to date, the Royalty Payment due to GTC for such quarter shall be equal to ************, or:

(i) ************, or the sum of (x) ************ pursuant to Section 8.2(a)(i) above, as ************ is less than ************ of Net Sales for the calendar year to date, or ************, (y) ************ pursuant to Section 8.2(a)(ii) above, as ************ is less than ************ of Net Sales for the calendar year to date, or ************, and (z) ************ pursuant to Section 8.2(a)(iii) above; minus

(ii)************ (the sum of Royalty Payments made to GTC for Quarters 1 and 2 of such calendar year).

(c) The Parties agree that in the event that one or more generic or biosimilar recombinant antithrombin products become sold in the Territory in competition with the Product during the Term, and such competitive product(s) reach a market share of ************ or more of the total recombinant antithrombin business in the Territory in either dollars or units, then ************. In the event Ovation terminates this Agreement pursuant to Sections 15.3(a), 15.3(b) or 15.3(e), the Royalty Payments hereunder, and each of them, shall be reduced by ************ (the “Reduced Royalty Payments”) for a period of time equal to the remainder of the Term as if the Agreement had not been terminated.

8.3 Net Sales Payments. In addition to payments, if any, to be made by Ovation to GTC pursuant to Article 4, Article 6 or Sections 8.1 or 8.2 hereof, Ovation shall, within ************ after the first calendar year during the Term in which Net Sales of the Product in the Territory for such calendar year fall within each of the Net Sales Ranges listed below, pay to GTC an amount equal to the sum of (i) the Net Sales Payment listed below for such Net Sales Range plus (ii) all Net Sales Payments listed below, if any, for any Net Sales Ranges having a number less than such Net Sales Payment unless Ovation has previously made a Net Sales Payment under this Section 8.3 with respect to such Net Sales Range. For purposes of clarification, Ovation shall only be required to make each of the Net Sales Payments listed below to GTC one (1) time during the Term. The aggregate Net Sales Payments potentially payable under this Section 8.3 shall in no event exceed $155,000,000.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

NET SALES RANGE / PAYMENT NO.	NET SALES RANGE FOR CALENDAR YEAR	NET SALES PAYMENT

1	Exceeding ************ up to ************	************
2	Exceeding ************ up to ************	************
3	Exceeding ************ up to ************	************
4	Exceeding ************ up to ************	************
5	Exceeding ************ up to ************	************
6	Exceeding ************ up to ************	************
7	Exceeding ************ up to ************	************
8	Exceeding ************ up to ************	************
9	Exceeding ************	************

Example #1: If, during the first calendar year of the Term, Net Sales of the Product equal ************ (within Net Sales Range No. 3), then the Net Sales Payment due to GTC within************ after the end of such calendar year shall be equal to ************, or the sum of (i) Net Sales Payment No. 3, or ************, (ii) Net Sales Payment No. 2, or ************ and (iii) Net Sales Payment No. 1, or ************.

If, during the second calendar year of such Term, Net Sales of the Product equal ************, then there shall be no Net Sales Payment due to GTC for such calendar year, as Net Sales Range No. 3 was reached in a previous calendar year.

Example #2: If, during the first calendar year of the Term, Net Sales of the Product equal ************, then there shall be no Net Sales Payment due to GTC, as Net Sales did not fall within a Net Sales Range.

If, during the second calendar year of the Term, Net Sales of the Product equal ************ (within Net Sales Range No. 1), then the Net Sales Payment due to GTC within ************ after the end of such calendar year shall be equal to ************ (Net Sales Payment No. 1).

If, during the third calendar year of the Term, Net Sales of the Product equal ************ (within Net Sales Payment No. 6), then the Net Sales Payment due to GTC within ************ after the end of such calendar year shall be equal to ************, or the sum of (i) Net Sales Payment No. 6, or ************, (ii) Net Sales Payment No. 5, or ************, (iii) Net Sales Payment No. 4, or ************, (iv) Net Sales Payment No. 3, or ************ and (v) Net Sales Payment No. 2, or ************.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

8.4 Quarterly Reports. Within ************ after the end of each calendar quarter ending each March 31, June 30, September 30 and December 31 during the Term, beginning with the first calendar quarter after Ovation’s receipt of Approval for the HD Indication, Ovation shall provide to GTC a report (a “Quarterly Report”) including the following information for such calendar quarter:

(a) the aggregate amount of the Royalty Payments accrued to GTC for such calendar quarter;

(b) the Units, gross Commercial Sales and Net Sales of Product accrued during such calendar quarter; and

(c) the amount and basis for all deductions taken in the calculation of Net Sales for such calendar quarter.

Each Quarterly Report shall contain a statement by the chief financial officer of Ovation on behalf of Ovation that the contents of such Quarterly Report are, to Ovation’s knowledge, true, correct and complete.

8.5 Ovation’s Accounting Books and Records; Audits. Ovation shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate accounting books and records, including records containing data reasonably required for the computation and verification of payments due and payable to GTC under Sections 8.2 and 8.3 hereof. Ovation shall permit GTC access to such books and records upon reasonable notice to Ovation during business hours for inspection by an independent certified accountant selected by GTC and reasonably acceptable to Ovation, for the sole purpose of verifying the amount of payments due and payable to GTC hereunder. GTC shall not be entitled to conduct any such inspection more than ************ during the Term of this Agreement. GTC shall be responsible for all expenses of each such inspection; provided, however, that if any such inspection reveals an underpayment to GTC of at least ************ of the amount due to GTC, and an independent auditor conducts such inspection or verifies the conclusions of such inspection made by GTC, then Ovation shall pay all reasonable and documented expenses of such inspection, including, without limitation, the reasonable and documented expenses incurred in connection with the verification by an independent auditor of the conclusions of the inspection by GTC auditors, if applicable. The amount of any such underpayment, together with the expenses of such inspection, shall be due and payable by Ovation to GTC within ************ after Ovation’s receipt of the written report of such independent auditor with respect to such matters.

8.6 GTC’s Accounting Books and Records; Audits. GTC and ATIII LLC shall keep, and shall require their respective Affiliates to keep, complete and accurate accounting books and records, including, without limitation, records containing data reasonably required for the computation and verification of its Cost of Goods of the Product. GTC and ATIII LLC shall permit Ovation access to such books and records upon reasonable notice to GTC or ATIII LLC, as applicable, during business hours for inspection by an independent certified accountant selected by Ovation and reasonably acceptable to GTC and ATIII LLC, for the sole purpose of

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

verifying the Cost of Goods of the Product. Ovation shall not be entitled to conduct any such inspection more than ************ during the term of the Supply Agreement. Ovation shall be responsible for all expenses of each such inspection; provided, however, that if any such inspection reveals a deviation at least ************ of the Cost of Goods previously stated by GTC, and an independent auditor conducts such inspection or verifies the conclusions of such inspection made by Ovation, then GTC shall pay all reasonable and documented expenses of such inspection, including, without limitation, the reasonable and documented expenses incurred in connection with the verification by an independent auditor of the conclusions of the inspection by Ovation auditors, if applicable. The amount of any adjustments due to Ovation as a result of such deviation, together with the expenses of such inspection, shall be due and payable by GTC to Ovation within ************ after GTC’s receipt of the written report of such independent auditor with respect to such matters.

8.7 Payment Terms. All payments to be made under this Agreement shall be payable by certified or bank check or by wire transfer of immediately available funds to such bank account(s) as shall be designated by the Party receiving such payment.

8.8 Late Payments. In the event that any payment under this Article 8 is not made within ************ after such payment is due and payable, interest shall accrue on such late payment from the date on which such amount became due at a rate per annum equal to ************ per annum, or at a lower rate if so required by Applicable Law, calculated on the number of days that lapse until such amount is paid in full; provided, however, that if such late payment has been delayed due to a dispute raised by a Party in good faith and such dispute is the subject of any dispute resolution process set forth in this Agreement, interest shall be calculated based on the number of days payment is delinquent starting on the day after such dispute is resolved pursuant to the terms of this Agreement.

8.9 Withholding of Taxes. Any withholding of taxes levied by tax authorities on the payments hereunder shall be deducted by Ovation from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of GTC, and shall be borne by GTC. Ovation agrees to cooperate with GTC in the event that GTC claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax, tax certificates, affidavits or other documents reasonably available to Ovation.

ARTICLE 9

TRADEMARKS

9.1 Maintenance and Defense of Licensed Trademarks. GTC shall be responsible for seeking, maintaining and defending the Licensed Trademarks at GTC’s sole expense. Ovation shall, as soon as practicable after receiving notice of any potential infringement of the Licensed Trademarks in the Territory, inform GTC of any such potential infringement. GTC shall, as soon as practicable after receiving notice of any potential infringement of the Purchased Trademarks, inform Ovation of any such potential infringement.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

9.2 Use of Licensed Trademarks. Ovation shall have the right to use the Licensed Trademarks for the Territory in accordance with Section 2.1 hereof; provided, however, that, subject to Section 15.4(b), such use shall be limited to the marketing, sale and distribution of the Product in the Territory during the Term and during the term of the Supply Agreement. Ovation shall properly designate the Licensed Trademarks and the name of GTC in a manner approved in advance in writing by GTC (such approval not to be unreasonably withheld or delayed) on the packaging of the final Product, to the extent required or permissible by the applicable Regulatory Approvals. To the extent approved by the applicable Regulatory Authorities, use of the Licensed Trademarks shall indicate that the Licensed Trademarks are owned and/or registered by GTC (i.e. by using the appropriate TM or ® symbol or by stating that the Licensed Trademarks are owned by GTC). All rights arising from the use of the Licensed Trademarks in the Territory shall inure solely to GTC’s benefit, it being understood that nothing contained herein shall give Ovation any ownership right or interest in the Licensed Trademarks.

9.3 Product Trade Dress. Ovation may include its company name, trademarks and associated logos on all Product packaging and promotional materials for the Territory.

ARTICLE 10

INTELLECTUAL PROPERTY RIGHTS

10.1 Acknowledgement. The Parties acknowledge that, pursuant to Article 2 hereof, at the Closing and thereafter, (i) the Purchased Property (including, without limitation, the Purchased Patent Right) shall be owned by Ovation, (ii) the Purchased Property shall be licensed to GTC pursuant to the terms of the GTC License, and (iii) the Licensed Property (including, without limitation, the Licensed Patent Rights), shall be licensed by Ovation pursuant to the terms of the License.

10.2 Ownership of Inventions. All right, title and interest in and to all Inventions developed solely by GTC hereunder shall be owned by GTC; all right, title and interest in all Inventions developed solely by Ovation hereunder shall be owned by Ovation; and all right, title and interest in all Inventions developed jointly by GTC and Ovation hereunder shall be jointly owned by the Parties. Each of Ovation and GTC shall promptly disclose to other Party the making, conception or reduction to practice of Inventions by its employees or others acting on behalf of such Party in the course of performing its obligations hereunder. Ovation may, at its election, sublicense any Inventions owned jointly by GTC and Ovation in the Territory and GTC may, at its election, exploit or license any Inventions owned jointly by GTC and Ovation outside the Field and/or outside the Territory.

10.3 Cooperation of Employees. Each Party agrees that all officers, employees, independent contractors, agents or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or such other entity as such Party shall direct, all Inventions made or conceived by such employee or other person. In the case of non-employees working for other companies or institutions on behalf of either Party, such Party, as applicable, shall obtain licenses to the fullest extent available for all Inventions made by such non-employees on behalf of such Party, as applicable, in accordance with the policies of said company or institution. The Parties shall enforce such agreements (including, where appropriate, by legal action), taking into account, among other things, the commercial value of any such Inventions.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

10.4 Filing, Prosecution and Maintenance. Each Party shall be responsible for the filing, prosecution and maintenance of all patent applications and patents which make up its Patent Rights and which relate to the Program. Each Party agrees to file and prosecute patent applications and maintain the Patent Rights which it owns and which relate to the Program. Each Party shall consult with and keep the other Parties fully informed of important issues relating to the preparation, filing, prosecution and maintenance of such patent applications and patents, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document or making any payment due there under to allow for review and comment by the other Party and, to the extent possible in the reasonable exercise of its discretion, the filing Party shall incorporate all such comments. With respect to Inventions, if any, jointly owned by GTC and Ovation, the Parties shall determine, through the Joint Steering Committee, allocation of responsibilities regarding preparation, filing, prosecution and maintenance of such patent applications and/or patents with respect to such Inventions. The Parties will confer and cooperate in good faith through the Joint Steering Committee with respect to the prosecution and maintenance of Patent Rights that claim Inventions developed jointly by GTC and Ovation.

10.5 Cooperation. Each Party shall make available to the other Party (or to the other Party’s authorized attorneys, agents or representatives) its employees, agents or consultants to the extent necessary or appropriate to enable the appropriate Party to prepare, file, prosecute and maintain patent applications and resulting patents with respect to Inventions owned by a Party for reasonable periods of time sufficient for such Party to obtain the assistance needed from such personnel. Each Party shall sign or cause to have signed all documents relating to said patent applications or patents where appropriate at no charge to the other Party.

10.6 Notification. Each Party shall promptly notify the other Party of the issuance of each patent included within the Patent Rights for which the notifying Party or one of its Affiliates is responsible, and shall provide the date of issue and patent number of each such patent.

10.7 No Other Technology Rights. Except as otherwise expressly provided in this Agreement (including, without limitation, Article 2 hereof), under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other rights to the patent rights or technology of the other Party, including, without limitation, items owned, controlled or developed by the other Party or transferred by the other Party to said Party at any time pursuant to this Agreement. The Parties agree and acknowledge that other than the License or as otherwise set forth in this Agreement, this Agreement does not grant either Party any license or other right in the rights of the other Party.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

10.8 Enforcement of Patent Rights; Defense of Infringement Actions. Each Party shall promptly notify the other Party in writing of any actual or threatened Third Party infringement in the Field within or outside of the Territory of a Patent Right of GTC, a Patent Right of Ovation or a Patent Right jointly owned by GTC and Ovation related to the Program, including infringement arising from the manufacture, use or sale of a product competitive with a Product that is being developed or commercialized by GTC or Ovation (“Competitive Product Infringement”).

(a) Infringement of Licensed Patent Rights and GTC’s Inventions. GTC will have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a Third Party engaged in any Competitive Product Infringement of a Licensed Patent Right or an Invention owned by GTC. If GTC does not bring such action within forty (40) days of notification thereof between the Parties pursuant to this Section 10.8, Ovation will have the right, but not the obligation, to bring at Ovation’s expense and in its sole control and name GTC as a plaintiff, such appropriate action. GTC will have the right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a third party engaged in any infringement of a Licensed Patent Right or an Invention owned by GTC that is not a Competitive Product Infringement or otherwise is not included in the Licensed Property. The Party not bringing an action under this Section 10.8 will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, and will cooperate fully with the Party bringing such action, but in any event shall a Party not bringing an action under this Section 10.8(a) shall have no control over conduct of the litigation. In the event that either Party brings an action under this Section 10.8(a), and such Party is awarded damages for such action, Ovation shall receive a portion of such damages equal to the damages suffered by Ovation as a result of such infringement, and GTC shall receive the remainder of such damages.

(b) Non-competitive Infringement of Jointly-Owned Patent Rights. With respect to Third Party infringement of any Patent jointly owned by GTC and Ovation which is not a Competitive Product Infringement, the Parties will confer and take such action, and allocate expenses and recoveries, as shall be agreed upon by the Parties in good faith.

(c) Infringement of Purchased Patent Rights and Ovation’s and Jointly-Owned Inventions. Ovation will have the first right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a Third Party engaged in any Competitive Product Infringement of a Purchased Patent Right or an Invention owned by Ovation or jointly owned by GTC and Ovation. If Ovation does not bring such action within ninety (90) days of notification thereof between the Parties pursuant to this Section 10.8, GTC will have the right, but not the obligation, to bring at GTC’s expense and in its sole control, such appropriate action. Ovation will have the right, but not the obligation, to bring, at its own expense and in its sole control, an appropriate action against a third party engaged in any infringement of a Patent Right owned by Ovation that is not a Competitive Product Infringement. The Party not bringing an action under this Section 10.8 will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, and will cooperate fully with the Party bringing such action.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(d) Settlement Restrictions. Neither Party shall settle a claim brought under this Section 10.8 involving a Purchased Patent Right, a Licensed Patent Right or an Invention owned by GTC, Ovation or jointly owned by GTC and Ovation that would limit or restrict the ability of Ovation to sell the Product in the Territory without the prior written consent of Ovation. Ovation shall not, without the prior written consent of GTC, settle any claim brought under this Section 10.8 involving a Patent Right which is not a Licensed Patent Right or a Purchased Patent Right or an Invention owned by GTC that would (i) limit or restrict GTC’s ability to sell the Product outside the Territory, (ii) permit a Third Party to sell GTC’s other products or products that infringe Licensed Patent Rights or an Invention owned by GTC, or (iii) result in an admission of invalidity or unenforceability of any Licensed Patent Rights or an Invention owned by GTC.

ARTICLE 11

GENERAL REPRESENTATIONS AND WARRANTIES

11.1 Mutual Representations and Warranties. As of the Signing Date (and the Effective Date, as the case may be), GTC and ATIII LLC, jointly and severally, represent and warrant to Ovation, and Ovation represents and warrants to GTC and ATIII LLC, that:

(a) it has the authority and right to enter into and perform this Agreement;

(b) Except for approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and those approvals set forth on Schedule 5 attached hereto, no authorization, consent or approval of, or any filing or registration with, any governmental authority or regulatory body or any other Third Party (other than as contemplated by this Agreement) is required for the execution, delivery and performance of this Agreement;

(c) the execution, delivery and performance of this Agreement will not conflict with the terms of any other agreement to which such Party is or may become a party or by which it is or becomes bound; and

(d) this Agreement is a legal and valid obligation binding upon such Party and is enforceable against such Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, moratorium and other similar laws (including judicially developed doctrines with respect to such laws) affecting the rights and remedies of creditors generally).

11.2 GTC’s General Representations and Warranties. As of the Signing Date (and the Effective Date, as the case may be), GTC and ATIII LLC, jointly and severally, represent and warrant to Ovation that:

(a) the manufacture, use, development, sale or importation of the Product in the Territory (including a Sale or Commercial Sale) or will not infringe the intellectual property rights of any Third Parties;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) neither GTC or ATIII LLC, nor any of their respective Affiliates, is or has been a party to any agreement with any federal, state, local or foreign government or governmental agency pursuant to which any federal, state, local or foreign government or governmental agency provided funding for the development of the Product such that any federal, state, local or foreign government or governmental agency has any intellectual property rights with respect to the Product;

(c) GTC has made available to Ovation true and correct copies of all of the following information in its possession or control to the extent related to the development, manufacture and commercialization of the Product as conducted prior to the Signing Date (and the Effective Date, as the case may be): (x) Adverse Event reports; (y) clinical study reports and material study data; and (z) inspection reports, notices of adverse findings, warning letters and regulatory approval filings; and

(d) all of the studies, tests and pre-clinical and clinical trials of the Product conducted prior to, or being conducted as of, the Signing Date and the Effective Date have been and are being conducted in accordance with all Applicable Laws and regulations in all material respects.

11.3 GTC’s Trademark Representations and Warranties. GTC and ATIII LLC hereby jointly and severally represent and warrant to Ovation as of the Signing Date (and the Effective Date, as the case may be) that:

(a) there is no Third Party using or infringing any of the Trademarks (whether Purchased Trademarks or Licensed Trademarks) in derogation of the rights granted to Ovation in this Agreement (including, without limitation, the License);

(b) neither GTC nor ATIII LLC has received notice of (or is otherwise aware of) any interference action or litigation pending or any communication which expressly threatens an interference action, or other litigation before any trademark office, court or any other governmental entity in the Territory with respect to any of the Trademarks (whether Purchased Trademarks or Licensed Trademarks);

(c) the Trademarks listed on Schedule 2 attached hereto are the only Trademarks owned, held, controlled, licensed or otherwise used (or intended to be used) by GTC, ATIII LLC and their respective Affiliates with respect to the Product in the Territory;

(d) GTC has good and marketable title, free and clear of all Liens, to all of the Purchased Trademarks; has all rights necessary to use the Licensed Trademarks and to license or sublicense the Licensed Trademarks to Ovation under the License; no claim by any Third Party contesting the validity, enforceability, use or ownership of the Trademarks (whether Purchased Trademarks or Licensed Trademarks) has been made or is currently outstanding or, to GTC’s Knowledge, threatened, and there is no reasonable basis for any such claim; and GTC has not infringed, misappropriated or otherwise violated any trademark of any third parties by registering or using the Trademarks (whether Purchased Trademarks or Licensed Trademarks).

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

11.4 GTC’s Intellectual Property Representations and Warranties. GTC and ATIII LLC hereby jointly and severally represent and warrant to Ovation as of the Signing Date (and the Effective Date, as the case may be) that:

(a) neither the manufacture, use or Sale of the Product or the practice of any of the inventions included in the GTC Intellectual Property Rights, nor the use of the Technical Information by Ovation as contemplated by this Agreement, infringes upon any Third Party’s intellectual property rights or constitutes a misappropriation of a Third Party’s trade secrets or other intellectual property rights;

(b) to GTC’s Knowledge, no Third Party is using or infringing, nor has any Third Party used or infringed, any of the GTC Intellectual Property Rights, and no Third Party is misappropriating or using, nor has any Third Party misappropriated or infringed, any of the Technical Information in derogation of the rights granted to Ovation in this Agreement;

(c) GTC has obtained the assignment or exclusive licenses of all interests and all rights of any and all Third Parties (including, but not limited to, employees) with respect to the GTC Intellectual Property Rights. GTC has obtained the assignment or exclusive licenses of all interests and all rights of any and all Third Parties (including, but not limited to employees) with respect to the Technical Information;

(d) GTC has not received notice of any interference action or litigation pending or any communication which, to GTC’s Knowledge, expressly threatens an interference action or other litigation before any patent and trademark office, court, or any other governmental entity in the Territory or outside the Territory in regard to the GTC Intellectual Property Rights;

(e) the GTC Intellectual Property Rights and the patent applications listed on Schedule 2 are the only intellectual property rights owned, held, controlled, licensed or otherwise used (or anticipated to be used) by GTC, ATIII LLC and their respective Affiliates covering the Product in the Territory;

(f) that GTC has fully informed Ovation of any material facts and information of material significance regarding the Product and the Program, that the information provided to Ovation during due diligence is in all material respects true, accurate and complete and not misleading, and that has not omitted or failed to disclose any material fact or information of material significance regarding the Product and the Program; and

(g) GTC has good and marketable title, free and clear of all Liens, to all of the Purchased Intellectual Property, and owns or holds, free and clear of all Liens, a valid license or sublicense (with the right to sublicense to Ovation in accordance with the terms of this Agreement) in, to and under all of the Licensed Intellectual Property.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by GTC. GTC and ATIII LLC shall jointly and severally defend, indemnify and hold Ovation, its Affiliates, and their respective directors, officers, employees, shareholders and agents (collectively, the “Ovation Indemnified Parties”) harmless from and against all liabilities, penalties, costs, losses, damages and expenses including, without limitation, reasonable attorneys’ fees and expenses (including any of the foregoing to the extent actually paid by such indemnitees in connection with a Third Party Claim, which the Parties hereby acknowledge and agree do not constitute special, indirect, consequential, punitive, exemplary or incidental damages, in all cases subject to Section 12.3) (collectively, “Liabilities”), to the extent incurred and arising out of or resulting from:

(a) any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any agreement or covenant made under this Agreement or the Supply Agreement by GTC, ATIII LLC and/or their respective Affiliates;

(b) the death of or injury to any person or any damage to or loss of property arising out of or resulting from the quality, condition, manufacture or use of the Product purchased by Ovation from GTC, except to the extent that the event which is the proximate cause of such death, injury, damage or loss is due to the negligence, willful misconduct or fraud of Ovation;

(c) any act or omission of GTC, ATIII LLC or their respective Affiliates, distributors, wholesalers, sublicensees or agents in the manufacture, storage, transportation of the Product or any other improper activity conducted by GTC, ATIII LLC or their respective Affiliates under this Agreement or the Supply Agreement which is the proximate cause of injury, death or property damage to a Third Party;

(d) any act or omission of GTC, ATIII LLC or their respective Affiliates in connection with interactions and communications with governmental authorities;

(e) the manufacture of the Product in a manner which infringes on the intellectual property rights of a Third Party; or

(f) any liability, debt or obligation of GTC or ATIII LLC of any kind or nature whatsoever arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with the business of GTC or ATIII LLC existing, arising or occurring prior to the Effective Date or outside the Territory, including, without limitation, any Product sold, distributed or used prior to the Effective Date, outside the Territory or otherwise outside the scope of this Agreement.

12.2 Indemnification by Ovation. Ovation shall defend, indemnify and hold GTC, its Affiliates, and their respective directors, officers, employees, shareholders and agents (the “GTC Indemnified Parties”), harmless from and against all Liabilities to the extent incurred and arising out of or resulting from:

(a) any misrepresentation , breach of warranty or non-fulfillment of or failure to perform any agreement or covenant under this Agreement or the Supply Agreement by Ovation or its Affiliates;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(b) the death of or injury to any person or any damage to or loss of property arising out of or resulting from marketing, distribution and Sale of the Product purchased by Ovation from GTC, except to the extent that the event which is the proximate cause of such death, injury, damage or loss is due to the act or omission of GTC, ATIII LLC or any of their respective Affiliates;

(c) any negligence, willful misconduct or fraud of Ovation or its Affiliates, distributors, wholesalers, sublicensees or agents in the promotion, marketing, distribution and Sale of the Product or any other improper activity conducted by Ovation or its Affiliates under this Agreement which is the proximate cause of injury, death or property damage to a Third Party;

(d) any negligence, willful misconduct or fraud of Ovation or its Affiliates in connection with interactions and communications with governmental authorities; or

(e) the use or sale of the Product in the Territory, or the manufacture of the Product by Ovation, in a manner which infringes on the intellectual property rights of a Third Party unless such event is caused by an act or omission of GTC, ATIII LLC or any of their respective Affiliates.

12.3 Defense of Third Party Claims. In the event that, subsequent to the Closing, any party entitled to indemnification under this Agreement (each, an “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a Party or an Affiliate of a Party to this Agreement (a “Third Party Claim”) against such Indemnified Party, with respect to which a party to this Agreement is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party shall give written notice to the Indemnifying Party as promptly as practicable after learning of such Third Party Claim (including, without limitation, any claims asserted or made by any governmental authority having jurisdiction over such claim). To the extent the Indemnifying Party is so entitled pursuant to the terms of this Agreement (including, without limitation, Section 10.8 hereof), but subject to Sections 12.1 and 12.2, the Indemnified Party shall give the Indemnifying Party the opportunity to defend, negotiate and settle such claims. The Indemnified Party shall give the Indemnifying Party commercially reasonable assistance in the defense of such claims, to the extent required by the terms of this Agreement. The Indemnifying Party shall not be entitled to control the defense or settlement of any claim if (i) the claim for indemnification is with respect to a criminal proceeding, action, indictment, allegation or investigation, (ii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party, (iii) the Indemnifying Party has failed or is failing to vigorously prosecute or defend such claim, (iv) the claim seeks an injunction or other equitable relief against the Indemnified Party, Ovation or any Affiliate of Ovation, or (v) defense

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

or resolution of the claim could affect the liability of Ovation or any of its Affiliates for taxes. Neither Party may settle a Third Party Claim without the prior written consent of the other Party if such settlement would impose any monetary obligation on the other Party or requires the other Party to submit to an injunction. Any payment made by a Party to settle any such Third Party Claim shall be at its own cost and expense.

12.4 Other Claims. Any claim by an Indemnified Party for indemnification other than indemnification against a Third Party Claim will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such claims. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such claim.

12.5 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Article 11 will not affect the rights or obligations of any Party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

12.6 Insurance. Each Party shall, during the term of this Agreement, maintain commercially reasonable amounts of insurance or self-insurance given the size, nature and scope of its business from a reputable insurance carrier to cover against liability risks, including Product liability insurance for the benefit of the other Party. Each Party shall provide the other Party with evidence of such insurance or self-insurance upon request. Notwithstanding the generality of the foregoing, with respect to Product to be manufactured and supplied to Ovation and its Affiliates under this Agreement and the Supply Agreement (including, but not limited to, Product to be supplied to Ovation and its Affiliates under Section 4.7 hereof), GTC shall maintain, and cause its Affiliates and subcontractors to maintain, product liability insurance of not less than ************ with a reputable insurance carrier during the Term of this Agreement and during the term of the Supply Agreement.

12.7 Payments. Any payment required to be made under this Article 11 shall be made by the Indemnifying Party within ************ after the resolution of the claim by any Indemnified Party hereunder pursuant to which such Indemnified Party is entitled to such payment. Any indemnification payments not made within such five (5) Business Day period shall include interest at the rate of ************ per annum from the due date of such payment. Interest on such unpaid amount shall be compounded quarterly and payable on demand. The Indemnifying Party shall reimburse the Indemnified Party for any and all costs or expenses of any nature or kind whatsoever (including, but not limited to, all attorneys’ fees) incurred in seeking to collect any payments due under this Section 12.7.

12.8 Set-Off Rights. In addition to any other remedy available to Ovation, in the event that GTC, ATIII LLC or any of their Affiliates fail to indemnify an Ovation Indemnified Party under the provisions of this Agreement or otherwise breach their respective agreements

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

with or obligations to Ovation under this Agreement or the Supply Agreement, then Ovation shall have the right to set off such amounts against any payment(s) then due or to become due from Ovation (or any Affiliate of Ovation) to GTC, ATIII LLC or any of their respective Affiliates.

ARTICLE 13

CONFIDENTIALITY

13.1 Confidentiality. During the Term of this Agreement and for a period of ************ thereafter, each Party agrees and shall undertake to keep the terms and conditions of this Agreement as well as any information regarding the Product, including all Technical Information, or otherwise received under this Agreement confidential (collectively, the “Confidential Information”) and shall refrain from disclosing such Confidential Information to any Third Party, unless (and to the extent that):

(a) such Party is compelled to disclose such Confidential Information by judicial or administrative process or, in the opinion of such Party’s counsel, by the requirements of Applicable Law or regulations (including Securities and Exchange Commission rules and regulations, e.g. filings on Form 8-K). In such event, the Party seeking to disclose such Confidential Information shall give the other Party reasonable advance notice of such contemplated disclosure in order to permit the other Party to seek an appropriate protective order or to attempt to reach mutual agreement regarding the portions of such Confidential Information that should be subject to a request for confidential treatment;

(b) such Confidential Information is required to be disclosed by either Party in order to carry out its rights or obligations hereunder;

(c) such Confidential Information is in the public domain through no fault of the Party to which it is furnished, including through prior public disclosure made in accordance with this Article 13;

(d) such Confidential Information is independently developed by the Party to which it is furnished without use of, reference to, or reliance upon, the furnishing Party’s information, as evidenced by written documentation; or

(e) such Confidential Information is later lawfully acquired from other sources (without obligations of confidentiality) by the Party hereto to which it is furnished.

Notwithstanding the foregoing, each Party may issue its own press release regarding the transactions contemplated hereby, the text of which first shall have been reviewed and approved by the other Party (such approval not to be unreasonably withheld or delayed), provided that such press release shall not disclose any Confidential Information of either Party. Each Party also agrees not to use any Confidential Information of the other Party obtained by it in connection with this Agreement for any purpose other than the to fulfill its obligations hereunder. Each Party shall have sole and exclusive responsibility for its own press release and compliance with all Applicable Laws in connection with such press release, irrespective of the fact that the other Party reviewed and approved the press release pursuant to this Section 13.1.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 14

CLOSING

14.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place within five (5) Business Days after all of the Closing Conditions set forth in Section 14.4 having been met or waived by the appropriate Party, unless the Parties agree otherwise (such date, the “Effective Date”), and the Parties shall endeavor in good faith to satisfy all Closing Conditions (excluding any consents or approvals required under the HSR Act) within thirty (30) days of the Signing Date. The Closing shall take place at the offices of Katten Muchin Rosenman LLP at 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661-3693. If agreed to by the parties, the Closing may take place remotely via telephone, facsimile transmission and/or email.

14.2 Closing Deliveries of GTC and ATIII LLC. At the Closing, GTC and ATIII LLC shall deliver to Ovation the following:

(a) the Supply Agreement, duly executed by GTC and ATIII LLC;

(b) the Quality Agreement, duly executed by GTC and ATIII LLC;

(c) the Pharmacovigilance Procedures Agreement, duly executed by GTC and ATIII LLC;

(d) the Herd Management Agreement, duly executed by GTC;

(e) a certificate from the Secretary of each of GTC and ATIII LLC attesting to the resolutions of the board of directors, board of managers or similar governing body of GTC and ATIII LLC, as applicable, authorizing the consummation by GTC and ATIII LLC, as applicable, of the transactions contemplated hereby, and certifying that such written consents have not been rescinded or amended as of the Signing Date;

(f) the HD BLA Assignment Documents, each duly executed by GTC and/or ATIII, as applicable;

(g) a Bill of Sale and Assignment in form satisfactory to Ovation (the “Bill of Sale”), duly executed and acknowledged by GTC and/or ATIII LLC, conveying to Ovation the Purchased Property, free and clear of all Liens;

(h) an Assignment of Patents in form satisfactory to Ovation (the “Patent Assignment”), duly executed and acknowledged by GTC and/or ATIII LLC, conveying to Ovation the Purchased Patent Rights, free and clear of all Liens;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(i) an Assignment of Trademarks in form satisfactory to Ovation (the “Trademark Assignment”), duly executed and acknowledged by GTC and/or ATIII LLC, conveying to Ovation the Purchased Trademarks, free and clear of all Liens;

(j) to the extent required, duly authorized and executed releases of any Liens of Third Parties on the Purchased Property; and

(k) such other documents as may be reasonably requested by Ovation or its counsel.

14.3 Closing Deliveries of Ovation. At the Closing, Ovation shall deliver to GTC the following:

(a) the Closing Payment, in accordance with Section 8.1(a);

(b) the Supply Agreement, duly executed by Ovation;

(c) the Quality Agreement, duly executed by Ovation;

(d) the Pharmacovigilance Procedures Agreement, duly executed by Ovation;

(e) the Herd Management Agreement, duly executed by Ovation; and

(f) such other documents as may be reasonably requested by GTC or its counsel.

14.4 Covenants of the Parties Prior to the Closing.

(a) Covenants of GTC, ATIII LLC and Ovation. From and after the Signing Date until the Closing (or the earlier termination of this Agreement in accordance with Section 14.6), GTC, ATIII LLC and Ovation shall perform the following covenants:

(i) Subject to the terms and conditions hereof, each Party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under all Applicable Laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable. Ovation, GTC and ATIII LLC shall each furnish to one another and to one another’s counsel all such information as may reasonably be required in order to accomplish the foregoing actions.

(ii) GTC, ATIII LLC and Ovation shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any governmental entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby and (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, GTC, ATIII LLC and Ovation shall each file any documents that it may be required to file in connection with the transactions contemplated by this Agreement with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act within ten (10) Business Days after the Signing Date, shall each use its diligent efforts to obtain an early termination of the applicable waiting period and shall each make any further filings pursuant thereto that may be necessary, proper or advisable. No Party shall be required to provide to the other Parties confidential information regarding its Affiliates included in any filing under the HSR Act. Ovation shall pay the costs of filing fees under the HSR Act.

(iii) GTC, ATIII LLC and Ovation shall promptly notify the other Parties of: (i) any notice or other communication from any person or entity alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of GTC, ATIII LLC or Ovation, as the case may be, threatened against, relating to or involving or otherwise affecting a Party which relate to the consummation of the transactions contemplated by this Agreement; and (iv) any action, event or occurrence that would constitute a material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement.

(b) Covenants of GTC and ATIII LLC. From and after the Signing Date and until Closing (or earlier termination of this Agreement in accordance with Section 14.6), GTC and ATIII LLC shall perform the following covenants:

(i) Ordinary Course. GTC and ATIII LLC agree that, except (i) as expressly contemplated or permitted by this Agreement, (ii) as required by Applicable Law or regulation, or (iii) to the extent that Ovation shall otherwise consent in writing, GTC and ATIII LLC (x) shall conduct its business with respect to the Product in substantially the same manner as presently conducted and (y) shall not have commenced or otherwise undergone the occurrence of an Insolvency Event.

(ii) Exclusivity. GTC and ATIII LLC agree that from and after the execution of this Agreement it shall not, nor shall it give permission or authorize its representatives to, and GTC and ATIII LLC shall each use its reasonable best efforts to cause its representatives not to, directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage any inquiries regarding, or the making of any proposal or offer that constitutes, a proposal or indication of interest in, a transaction regarding the import, storage, packaging, labeling, use, development, registration, sale or distribution of the Product within the Territory or another transaction that is adverse or otherwise contrary to the transactions contemplated by this Agreement (a “Competing Transaction”), (ii) enter into, participate in, continue, or otherwise engage in, any discussions or

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or could be expected to lead to, any Competing Transaction or (iii) enter into any agreement with respect to any Competing Transaction.

14.5 Conditions to Closing.

(a) The obligations of GTC, ATIII LLC and Ovation to consummate the Closing are subject to the satisfaction of the following conditions:

(i) any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated; and

(ii) no judgment, injunction, order, decree or Applicable Law shall prohibit the consummation of the transactions contemplated hereby, and no governmental entity shall have commenced and not withdrawn any proceeding seeking to enjoin or otherwise prohibit the consummation of the transactions contemplated hereby; and

(iii) the third party consents, if any, listed on Schedule 5 shall have been obtained.

(b) The obligations of Ovation to consummate the Closing are subject to the satisfaction of the following further conditions:

(i) each of GTC and ATIII LLC shall have performed in all respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to Closing;

(ii) all representations and warranties of GTC and ATIII LLC contained herein shall be true and correct in all respects as of the Effective Date, and Ovation shall have received a certificate signed by a duly authorized officer of each of GTC and ATIII LLC to the foregoing effect;

(iii) there shall have been no change or effect that (i) individually or when taken together with all other changes or effects that have occurred prior to the Effective Date is, or could reasonably be expected to be, materially adverse to the development, marketing, distribution or sale of the Product within the Territory, the prospects thereof, or the transactions contemplated hereby or (ii) materially adversely affects the ability of Ovation to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

(iv) GTC and ATIII LLC shall have delivered to Ovation all closing deliveries required by Section 14.2, each in a form reasonably satisfactory to Ovation;

(v) Ovation’s Board of Directors shall have approved this Agreement and the transactions contemplated hereby; and

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(vi) Ovation’s lenders and financing sources shall have approved this Agreement and the transactions contemplated hereby.

(c) The obligations of GTC and ATIII LLC to consummate the Closing are subject to the satisfaction of the following further conditions:

(i) Ovation shall have performed in all respects all of its covenants, agreements and obligations hereunder required to be performed by it at or prior to the Closing; and

(ii) Ovation shall have delivered to GTC all closing deliveries required by Section 14.3, each in a form reasonably satisfactory to GTC.

14.6 Termination Prior to Closing.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i) by mutual written consent of GTC, ATIII LLC and Ovation;

(ii) by GTC if any of the conditions set forth in Sections 14.5(a) or 14.5(c) become incapable of fulfilment and have not been expressly waived by GTC;

(iii) by Ovation if any of the conditions set forth in Sections 14.5(a) or 14.5(b) become incapable of fulfilment and have not been expressly waived by Ovation; or

(iv) by GTC or Ovation if the Closing does not occur on or prior to September 30, 2008;

provided, however, that the Party seeking termination pursuant to clauses (ii), (iii) or (iv) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b) In the event of termination by a Party pursuant to this Section 14.6, written notice thereof shall be given to the other Parties and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

(i) each Party shall return to the other Parties all documents and other materials received from such Party (or Parties) relating to the Product and to the transactions contemplated hereby, whether obtained before or after the Signing Date; and

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(ii) all confidential information received by a Party with respect to the other Parties or the Product shall be treated in accordance with Article 13 hereof, which will remain in full force and effect notwithstanding the termination of this Agreement.

(c) If this Agreement is terminated and the transactions contemplated hereby are abandoned prior to the Closing, this Agreement shall become null and void and of no further force and effect, except as otherwise provided in Section 14.6(b); provided, however, that nothing in this Section 14.6 shall be deemed to release any Party from any liability for any breach by such Party of any of the terms or provisions of this Agreement prior to such termination.

ARTICLE 15

TERM AND TERMINATION

15.1 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier in accordance with this Article 15, shall continue in effect until the twentieth (20th) anniversary of the date of Approval of the Product for the HD Indication.

15.2 Termination by GTC. GTC may terminate this Agreement during the Term upon ninety (90) days’ prior written notice to Ovation following the occurrence of either of the following events during the Term:

(a) the occurrence of an Event of Default with respect to Ovation; or

(b) the occurrence of any Insolvency Event with respect to Ovation.

15.3 Termination by Ovation. Ovation may terminate this Agreement during the Term upon written notice to GTC following the occurrence of any of the following events during the Term, such termination to be effective upon receipt of such notice by GTC:

(a) the occurrence of an Event of Default with respect to GTC or ATIII LLC;

(b) the occurrence of any Insolvency Event with respect to GTC or ATIII LLC;

(c) failure of the Product to receive Approval for the HD Indication by January 31, 2011;

(d) a material adverse change in the frequency or severity of Adverse Events (other than as a result of the activities which are the responsibilities of Ovation hereunder) which experiences require material additional or materially modified warnings in Product labeling, and as a result the distribution of the Product is significantly and adversely affected during each of three (3) consecutive months, or a recall of the Product approved by GTC (such approval not to be unreasonably withheld or delayed) or mandated by any Regulatory Authority (either within or outside the Territory) for any reason related to safety;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(e) ATIII LLC ceases to be an Affiliate of GTC without Ovation’s prior written consent; or

(f) existence of an injunction affecting the ability of Ovation to sell the Product in the Territory as a result of a court decision that the Product infringes a Third Party’s patent, trademark or other intellectual property rights or, if in the reasonable business judgment of Ovation the Product is likely to become the subject of infringement of a patent, trademark or other intellectual property right.

15.4 Rights and Obligations Upon Termination. Subsequent to the Closing, the Parties shall have the following rights and duties upon termination of this Agreement unless otherwise agreed to by the Parties:

(a) By GTC. In the event that GTC terminates this Agreement pursuant to Section 15.2(a):

(i) At GTC’s option and upon receipt of GTC’s written instructions, Ovation shall (A) deliver to GTC, or to such other persons as may be specified by GTC, in accordance with GTC’s written instructions, such Product in the possession of Ovation as GTC may instruct, and (B) destroy all other Product in the possession of Ovation (any such destruction to be accomplished in conformity with all Applicable Laws and regulations) except for amounts reasonably necessary to satisfy the obligations of Ovation to Third Parties existing at the time of termination for a period of twelve (12) months, which amounts Ovation shall be entitled to retain and use and shall pay for in accordance with the terms of this Agreement;

(ii) Ovation shall (A) cease selling and distributing the Product, except to the extent necessary to satisfy the obligations of Ovation to Third Parties existing at the time of termination for a period of twelve (12) months, and (B) thereafter, in accordance with GTC’s written instructions, either deliver to GTC or GTC’s designee or destroy all display, point of sale, advertising and promotional materials and any other items then in the possession of Ovation bearing the Trademarks or other indicia of origin or quality pertaining to the Product. Ovation shall also promptly remove all signs, advertising, and similar materials bearing the Trademarks and other indicia of origin or quality of the Product from the buildings of Ovation, stationery and other property and advertising, at no cost to GTC;

(iii) In the event that Product is returned or destroyed in accordance with GTC’s instructions, GTC shall pay to Ovation the following sum of monies within thirty (30) days following receipt by GTC of the Product or notice of their destruction: (x) (A) the amount paid by Ovation for such Product, plus (B) any non refundable taxes and duties actually paid by Ovation in respect of the returned or destroyed such Product, plus (C) the reasonable, documented expenses actually incurred by Ovation to return or destroy such Product, minus (y) any amount owed to GTC by Ovation pursuant to this Agreement;

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(iv) Ovation shall, at the expense of Ovation and without delay and without taking recourse to legal action to prevent such transfer or assignment, transfer and assign to GTC or its designee any and all licenses, approvals and permits in the name of Ovation or its Affiliates (and all documentation necessary or relating thereto) relating to the marketing, sale, use, handling and distribution of the Product in the Territory, including without limitation Regulatory Approvals, Reimbursement Approvals, if any, and Orphan Drug designations and approvals, if any, and the License shall be terminated as of the date of the termination or expiration of the Agreement. In the event that Ovation is unable to so transfer any Regulatory Approvals, Reimbursement Approvals, if any or Orphan Drug designations, if any, Ovation shall, at the cost of GTC, maintain such Regulatory Approvals, Reimbursement Approvals, if any, or Orphan Drug designations, if any, in accordance with GTC’s reasonable instructions for GTC’s exclusive benefit; and

(v) Ovation shall, at GTC’s request and within ninety (90) days after such termination of this Agreement by GTC, assign and transfer to GTC the Purchased Property (including, without limitation, the good will appurtenant to the Purchased Trademarks).

(b) By Ovation. In the event that Ovation terminates this Agreement pursuant to Sections 15.3(a), 15.3(b) or 15.3(e), then:

(i) the License granted to Ovation shall survive perpetually;

(ii) Ovation shall make Reduced Royalty Payments to GTC pursuant to Section 8.2(c);

(iii) GTC, its Affiliates and/or successors shall not sell, co-promote or market, by itself or in cooperation with a Third Party, any plasma derived or any recombinant antithrombin product or combination product incorporating the Product, including GTC’s antithrombin alfa, in the Territory for a period of three (3) years after termination;

(iv) at Ovation’s option, GTC shall be obligated to (and shall cause its Affiliates or any new distributor of the Product in the Territory to) (A) fulfill all post-marketing commitments of Ovation or its Affiliates for the Product in the Territory (to the extent that GTC agreed in advance to the scope of such commitments) and (B) continue to supply the Product to patients in the Territory who are receiving treatment at the time of termination. The continued supply of Product pursuant to this Article shall be on terms substantially similar to the terms on which such Product was supplied to Ovation prior to termination; and

(v) GTC’s obligation to pay the Rebate, if any, pursuant to Section 8.1(e), shall survive such termination.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

(c) In the event that Ovation terminates this Agreement pursuant to Sections 15.3(c), 15.3(d) or 15.3(f), then:

(i) Ovation, at its option, may deliver to GTC, or to such other persons as may be specified by GTC, such Product in the possession of Ovation as Ovation desires, and GTC shall credit Ovation’s account for such returned Product; and

(ii) Ovation shall (A) cease selling and distributing the Product, except to the extent necessary to satisfy the obligations of Ovation to Third Parties existing at the time of termination, and (B) thereafter, in accordance with GTC’s written instructions, either deliver to GTC or GTC’s designee or destroy all display, point of sale, advertising and promotional materials and any other items then in the possession of Ovation bearing the Licensed Trademarks or other indicia of origin or quality pertaining to the Product. Ovation shall also promptly remove all signs, advertising, and similar materials bearing the Licensed Trademarks and other indicia of origin or quality of the Product from the buildings of Ovation, stationery and other property and advertising.

(d) Expiration of Term. Upon the expiration of the Term:

(i) the License granted to Ovation shall survive perpetually;

(ii) GTC’s obligation to pay the Rebate, if any, pursuant to Section 8.1(e), shall survive such expiration; and

(iii) the Parties shall enter into a mutually agreeable new supply agreement, pursuant to which GTC shall be Ovation’s sole and exclusive supplier of the Product in the Territory, and Ovation shall exclusively purchase the Product for the Territory from GTC.

(e) Payment Obligations. The termination for any reason whatsoever of this Agreement shall not release either Party from the obligation to pay any sums then owing to the other Party or from the obligation to perform any other duty or to discharge any other liability that such Party has incurred prior thereto. Notwithstanding the aforementioned in case the Agreement is terminated for other reasons than the occurrence of an Event of Default with respect to Ovation, Ovation shall be released from its payment obligation with respect to any payments as set forth in Article 8 (or Sections 6.1 or 6.2, if any) to the extent such payments have not fallen due when the termination becomes effective.

15.5 Survival. In addition to any other survival provisions contained herein, the following provisions of this Agreement shall survive any termination or expiration of this Agreement under this Article 15: Article 11, Article 13, Article 16 and Sections 15.4 and 15.5.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

ARTICLE 16

MISCELLANEOUS

16.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the Supply Agreement, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof, and fully supersedes all prior agreements and understandings, if any, between the Parties pertaining to such matters, including, without limitation, that certain revised non-binding Indication of Interest, dated as of June 6, 2008, by and between GTC and Ovation.

16.2 Amendment. Except as otherwise provided expressly herein, no modification, amendment or supplement to this Agreement or to such Exhibits or Schedules shall be effective for any purpose unless in writing and signed by the Parties hereto.

16.3 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights granted or obligations assumed hereunder shall be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that a Party (other than ATIII LLC) may assign this Agreement without the consent of the other Party (a) to any Affiliate of such Party; or (b) to a Third Party in connection with a merger, consolidation or sale of all or substantially all of such Party’s assets, provided that the assigning Party’s rights and obligations under this Agreement shall be assumed by its successor-in-interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets; provided, further, that Ovation may assign its rights and remedies hereunder to any bank or other financial institution that has loaned funds or otherwise extended credit to Ovation or any of Ovation’s affiliates. Any assignment by a Party hereunder shall not in any event release such Party of any of its obligations hereunder.

16.4 Change of Ownership. GTC shall, in any agreement of divestiture, sale of all or substantially all of its assets or stock, or any other act which results in a change of control of GTC or ATIII LLC, include in such agreement language which requires the acquiring party to comply with the terms and conditions of this Agreement. For purposes of clarification, in such circumstances, Ovation shall retain the Purchased Property the License under and in accordance with the terms of this Agreement. GTC’s successor shall be obligated to provide Ovation the know-how, technical and regulatory support and Product supply necessary to perform its obligations under the Agreement.

16.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the conflicts of laws provisions thereof.

16.6 SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 16.9.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

16.7 No Waiver; Remedies. Except as expressly provided herein, the waiver by any Party hereto of any right hereunder or of any failure to perform or any breach by any other Party shall not be deemed a waiver of any other right hereunder or of any other failure to perform or breach by such other Party, whether of a similar nature or otherwise, nor shall any singular or partial exercise of such right preclude any further exercise thereof or the exercise of any other such right. The remedies herein are cumulative and not exclusive of any remedies provided by law.

16.8 Force Majeure. No Party shall be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including without limitation contamination or diseases affecting the herd of transgenic animals from which Product is produced (provided such event is not due to the negligence or willful misconduct of GTC, ATIII LLC or their respective Affiliates and subcontractors), fires, flood, earthquakes, accidents, explosions, sabotage, strikes or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, acts of terrorism, wars (whether declared or undeclared), acts, restraints, requisitions, regulations, or directions of governmental authorities, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, peril of the sea; provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove such causes of non-performance, and shall continue performance hereunder with reasonable dispatch wherever such causes are removed. Each Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall seek mutually and in good faith a resolution of the delay or the failure to perform.

16.9 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to any other Party shall be in writing, delivered (i) personally, (ii) by facsimile (and promptly confirmed by personal delivery or courier), (iii) by a next Business Day delivery service of a nationally recognized overnight courier service or by courier, postage prepaid (where applicable) or (iv) by certified United States mail, postage prepaid, addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance herewith and shall be effective upon receipt by the addressee:

If to Ovation:	Ovation Pharmaceuticals, Inc.
Four Parkway North, Suite 200
Deerfield, Illinois 60015
	Attn:	Patrick J. Morris, Esq.
	Phone:	(847) 282-1052
	Fax:	(847) 282-1059

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

with a copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street, Suite 1900
Chicago, Illinois 60661-3693
	Attn:	Mark R. Grossmann
	Phone:	(312) 902-5297
	Fax:	(312) 577-4408

If to GTC or ATIII:	GTC Biotherapeutics, Inc.
175 Crossing Boulevard, Suite 410
Framingham, Massachusetts 01702
	Attn:	Chairman, President and Chief Executive Officer
	Phone:	(508) 620-9700
	Fax:	(508) 370-5304

with a copy to:	Edwards Angell Palmer & Dodge LLP
11 Huntington Avenue
Boston, Massachusetts 02199
	Attn:	Marcia H. Anderegg
	Phone:	(617) 239-0540
	Fax:	(617) 316-8201

The date of service for any notice sent in compliance herewith shall be (i) the date such notice is personally delivered, (ii) the next succeeding Business Day after transmission by facsimile, (iii) one (1) Business Day after date of delivery to the overnight courier if sent by overnight courier or (iv) three (3) Business Days after the date of mailing if sent by certified or registered mail.

16.10 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any federal, state, local or foreign government agency or executive body thereof. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In the event such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless otherwise specified herein or the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

16.11 Relationship of Parties. Ovation shall act as an independent contractor which purchases the Product and resells it for its own account. Nothing in this Agreement shall constitute or be deemed to constitute either Party as the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, in the name or on behalf of the other Party. The Parties do not intend, by entering into this Agreement, to enter into a partnership arrangement as described in the Internal Revenue Code of 1986, as amended, or any applicable regulations.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

16.12 Dispute Resolution. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the Judicial Arbitration Mediation Services by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall be held in Chicago, Illinois.

16.13 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, provided that Ovation and GTC shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

16.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. One or more counterparts of this Agreement may be delivered via PDF, fax or telecopier, and shall have and be deemed to have the same force and effect as an original counterpart hereof.

16.15 Interpretation. By executing this Agreement, both Parties acknowledge and accept that the final draft of this Agreement was reached by negotiation and mutual consent, and this Agreement shall be deemed drafted by both Parties and shall not be interpreted against any one Party. The Parties agree that references to approvals not being unreasonably withheld includes consideration of a number of factors, including without limitation material increases in costs, material changes in supply obligations of GTC and medical and regulatory considerations.

16.16 Limitation of Liability. WITH RESPECT TO ANY CLAIM BY ONE PARTY AGAINST THE OTHER ARISING OUT OF THE PERFORMANCE OR FAILURE OF PERFORMANCE OF THE OTHER PARTY UNDER THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT THE LIABILITY OF SUCH PARTY TO THE OTHER PARTY FOR SUCH BREACH SHALL BE LIMITED UNDER THIS AGREEMENT (OTHER THAN AS PROVIDED IN SECTION 12.1) OR OTHERWISE AT LAW OR EQUITY TO DIRECT DAMAGES, ATTORNEYS’ FEES AND THE LIKE, AND IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS.

16.17 Expenses. Each Party shall pay its own expenses in connection with this Agreement, except as specifically provided herein.

16.18 Use of Names. Except as otherwise provided herein, neither Party shall use the name of the other Party in any advertising or other form of publicity including press releases, without the prior written permission of the other Party, such permission not to be unreasonably withheld or delayed.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

[Signature pages follow]

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

GTC:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ Geoffrey F. Cox
Name:	Geoffrey F. Cox
Its:	Chairman, President and CEO

ATIII LLC:

ATIII LLC

By:	/s/ Geoffrey F. Cox
Name:	Geoffrey F. Cox
Its:	President

OVATION:

OVATION PHARMACEUTICALS, INC.

By:	/s/ Jeffrey S. Aronin
Name:	Jeffrey S. Aronin
Its:	President & CEO

[Signature Page to Acquisition, Licensing, Development and Supply Agreement]

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Exhibit A

PHARMACOVIGILANCE PROCEDURES AGREEMENT

To be attached hereto at or prior to Closing.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Exhibit B

QUALITY AGREEMENT

To be attached hereto at or prior to Closing.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Exhibit C

SUPPLY AGREEMENT

To be attached hereto at or prior to Closing.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Exhibit D

HERD MANAGEMENT AGREEMENT

To be attached hereto at or prior to Closing.

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Schedule 1

ITEMS INCLUDED IN PURCHASED PROPERTY

U.S. Patent No. 7,019,193 (Transgenically Produced Antithrombin III), expiration date February 21, 2015.

U.S. Trademark Registration No. 2743233 for “ATryn”

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Schedule 2

GTC INTELLECTUAL PROPERTY RIGHTS, TRADEMARKS AND TECHNICAL

INFORMATION

************

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Schedule 3

PAYMENTS FROM OVATION TO GTC FOR FUNDING OF CLINICAL

DEVELOPMENT OF PRODUCT FOR HR INDICATION

EVENT	INSTALLMENT
************	************
************	************
************	************
************	************

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Schedule 4

PAYMENTS FROM OVATION TO GTC FOR FUNDING OF CLINICAL

DEVELOPMENT OF PRODUCT FOR DIC/SEPSIS INDICATION

EVENT	INSTALLMENT
************	************
************	************
************	************
************	************

Confidential Material Omitted and filed

separately with the Securities and Exchange Commission.

Asterisks denote such omissions.

Schedule 5

REQUIRED CONSENTS AND APPROVALS

The consent of (and/or release of liens held by) GE Capital Corporation is required prior to GTC’s assignment and transfer of the Purchased Trademarks and Purchased Patent Rights, and may be required for GTC’s assignment, transfer and/or creation of the Ovation Herd and Purchased Materials.

Schedule 6

PHARMACOVIGILANCE PRINCIPLES

Introduction

The procedures and definitions outlined in this document reflect ICH Topic E 2 A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting. The following procedures and definitions are being used to be consistent with current procedures and definitions to maintain uniformity for reporting of clinical and post-marketing adverse drug reactions for ATryn® (antithrombin alfa).

The following terms, when used herein, shall have the meanings ascribed to them within the following International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use: (1) ICH E2A Clinical Safety Data Management: Definitions and Standards for Expedited Reporting; (2) ICH E2C Clinical Safety Data Management: Periodic Safety Update Reports for Marketed Drug; and (3) ICH E2D Post-approval Safety Data Management: Definitions and Standards for Expedited Reporting, (as officially amended from time to time thereafter, collectively, the “ICH”), and Volume IXA effective from January 2007.

(a) Adverse Event (AE)/Adverse Drug Reaction (ADR)

(b) Serious, Non-Serious

(c) Unexpected/Expected

(d) Minimum Information

Medical Definitions

Adverse Drug Reaction (ADR) (regarding pre-approval clinical experience) shall mean a response to a medicinal product related to any dose should be considered adverse drug reaction.

Adverse Drug Reaction (ADR) (regarding marketed products) shall mean a response to a drug which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis, or therapy of diseases or for modification of physiological function.

Serious Adverse Event (SAE) shall mean any untoward medical occurrence that, at any dose:

•	results in death

•	is life-threatening

•	requires inpatient hospitalization or prolongation of existing hospitalization

•	results in persistent or significant disability/incapacity

•	is a congenital anomaly/birth defect

•	results in other medically important conditions

Suspected Unexpected Serious Adverse Reaction (SUSAR) shall mean any suspected unexpected serious adverse reaction occurring in clinical trials.

‘Date of First Receipt’ (‘DFR’) shall mean the calendar date when the first person at either Ovation or GTC is notified of an adverse drug reaction. Date of first receipt shall be considered as Day “0” for Regulatory reporting purposes

Safety Database

Ovation Patient Safety Department will be responsible for maintaining the world wide safety database.

Exchange of Information (EOI)

EOI will be between Ovation Patient Safety Department and GTC Regulatory Department in accordance with the procedures outlined below.

Adverse Event Reporting (Cases) -

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For fatal or life-threatening, unexpected, and related ADRs occurring in clinical trials relating to the Product, case of information shall occur within the timeframe required by applicable local regulations, but in no event later than three (3) calendar days after the date of first receipt so that the very rapid reporting regulations can be met

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GTC agrees to provide to Ovation and its affiliates or subsidiaries, from and after the transfer date, for such product within the territory all serious and non-serious case reports (initial and follow-up) including literature relating to the Product within three (3) calendar days after the first date of receipt but in no event later than five (5) calendar days of the date of first receipt.

•	GTC will send reports to Ovation by email or fax

•	Ovation confirms receipt of fax or email to GTC.

•	Ovation’s Patient Safety Department processes case reports and maintains the Drug Safety Database.

•	Ovation’s Patient Safety Department will fax or email the completed MedWatch form for serious reports only to GTC by calendar day ten (10) for submission to the Food and Drug Administration by GTC.

•	GTC shall send to Ovation a copy of the cover letter of submission

Monthly Line Listings

GTC will email or fax on a monthly basis a line listing of all non-serious ADRs received by GTC to Ovation’s Patient Safety Department.

Ovation will email or fax on a monthly basis a line listing of all non-serious ADRs originating from the territory to GTC.

Reports from Literature

Ovation’s Patient Safety Department will conduct on a regular basis literature monitoring worldwide with respect to the Product using a major literature database/source that indexes major medical journals. Literature case reports will be exchanged as the Adverse Event Reporting (Cases) in this agreement. If GTC becomes aware, however, of any literature cases relating to the Product that are published within the territory and are not indexed in the major literature, GTC will notify Ovation’s Patient Safety Department in accordance with the Adverse Event Reporting (Cases) in this agreement. The first date of receipt will be the day that GTC becomes aware of the literature case. GTC will forward a copy of the original article describing the AE/ADR that was identified to Ovation’ Patient Safety Department. If the article was reported in a local language, and English language translation of the article should be sought by GTC and provided to Ovation’s Patient Safety Department. If Ovation’s Patient Safety Department identifies a literature case in a foreign language, the first date of receipt will be the date when an English copy of the article has been obtained by Ovation’s Patient Safety Department. GTC will assist by notifying of case reports from literature brought to its knowledge from outside the Territory.

Ovation’s Patient Safety Department will provide the causality assessment for all reports from clinical trials which are considered related to the investigational product by either the reporter or the sponsor.

Notification of Regulatory Authorities

GTC will be responsible for appropriate regulatory notifications.

Regulatory Authority Requests for Additional Information

Additional Information to an Individual Case Report:

Ovation’s Patient Safety Department will be responsible for obtaining the requested information from the reporter for Post Marketing Adverse Reactions. The Contract Research Organization will be responsible for obtaining the requested information from the reporter for Clinical Adverse Reactions per mutually agreed upon Standard Operating Procedures. The response to the Regulatory Authorities is the responsibility of GTC.

Safety Reports

Ovation’s Patient Safety Department has the responsibility for preparing Periodic Safety Reports accordance with the applicable data lock point (DLP) and the requirements of applicable laws and regulations and ICH E2C. GTC shall provide to Ovation all safety and regulatory information which can reasonably by provided to produce the PSUR by Patient Safety Department. GTC has the responsibility of submitting the documentation to the Food and Drug Administration.

Signaling

GTC and its affiliates and subsidiaries, with respect to the territory, and Ovation and its affiliates and subsidiaries, with respect to the Ovation territory, will notify the other Party no later than three (3) calendar days after it becomes aware of any regulatory actions, pending actions or signals within such territory that it perceives at the time might result in a change in labeling or market restriction thereof including, but not limited to, the following:

(i)	marketing authorization withdrawal or suspension;

(ii)	recalls dir to product safety or efficacy inquiries, product quality complaints or AE/ADR events;

(iii)	failure to obtain a marketing authorization renewal;

(iv)	restrictions on distribution;

(v)	clinical trial suspension;

(vi)	dosage modification for safety reasons

(vii)	changes in target population or indications for safety reasons;

(viii)	formulation changes for safety reasons; and

(ix)	change of core safety data sheet or labeling which is though to be important from a safety standpoint.

Contact Information

Ovation Pharmaceuticals, Inc.

Please forward all case exchange and other correspondence to the following group e-mail address at Ovation Pharmaceuticals, Inc.:

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For immediate correspondence regarding regulatory:

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For immediate correspondence regarding pharmacovigilance:

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For immediate correspondence regarding quality assurance:

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All legal notices and correspondence to:

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For immediate correspondence regarding medical information:

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GTC Biotherapeutics, Inc.

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Any changes in contact persons will be communicated in writing to the other party without undue delay.

Changes in Regulatory Requirements

GTC and Ovation agree to update this Agreement according to changes in regulatory requirements, ICH Guidance and/or post-approval commitments.